UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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LABORATORY CORPORATION
OF AMERICA HOLDINGS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Laboratory Corporation of America® Holdings
358 South Main Street
Burlington, NC 27215
Telephone: 336-229-1127

April 3, 2015

Dear Shareholder:

I hope you will join us at the 2015 Annual Meeting of Shareholders of Laboratory Corporation of America Holdings which will be held on Wednesday, May 13, 2015 at 9:00 a.m. This year’s Annual Meeting will be a completely virtual meeting of shareholders to be held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting http://www.virtualshareholdermeeting.com/LH2015 and entering your unique 16-digit control number.

At the Annual Meeting, we will ask you to elect our Board of Directors, approve, on a non-binding advisory basis, executive compensation, and ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015. We will also review the Company’s progress during the past year and discuss any other business matters properly brought before the meeting. The attached Notice of the Annual Meeting and Proxy Statement explains our voting instructions and procedures, describes the business that will be conducted at the Annual Meeting and provides information about the Company that you should consider when you vote your shares.

In reviewing the Proxy Statement you will find detailed information beginning on page 20 about the qualifications of our director nominees and why we believe they are the right people to represent you.

As discussed in our Compensation Discussion and Analysis, which begins on page 25, we continue to maintain an executive compensation program that creates strong alignment between our executives’ pay and the performance of the Company. Over the past several years, our compensation program has evolved to better align with our changing business and industry, as well as to reflect feedback we have received from our shareholders. The Board believes our current compensation program, which is highly performance-based, incentivizes our management team to execute on our strategic goals and it is strongly aligned with the interests of our shareholders.

As part of our ongoing shareholder engagement efforts, since our 2014 annual meeting senior management spoke with shareholders representing more than 75 percent of the Company’s outstanding shares. Discussions with our shareholders were primarily focused on a review of our 2014 performance, our recent acquisition of Covance Inc., our corporate governance practices and our executive compensation program.

Your vote is very important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card. If you decide to participate in the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued ownership of LabCorp. We look forward to your participation during the 2015 Annual Meeting.

Sincerely,

David P. King

Chairman of the Board, President and

Chief Executive Officer

Notice of 2015 Annual Meeting of Shareholders

Wednesday, May 13, 2015

9:00 a.m., Eastern Daylight Time

The 2015 Annual Meeting will be a completely virtual meeting of shareholders to be held as a live webcast over the Internet at http://www.virtualshareholdermeeting.com/LH2015.

ITEMS OF BUSINESS:

1.	To elect directors from among the nominees described in the attached Proxy Statement.

2.	To approve, on a non-binding advisory basis, executive compensation.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2015.

4.	To consider any other business properly brought before the Annual Meeting.

RECORD DATE:

March 16, 2015. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.

PROXY VOTING:

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

April 3, 2015

By Order of the Board of Directors

F. Samuel Eberts III

Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 13, 2015. Our Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

Date and Time:	9:00 a.m. on Wednesday, May 13, 2015, Eastern Daylight Time
Virtual Meeting Location on the Internet:	http://www.virtualshareholdermeeting.com/LH2015
Record Date:	March 16, 2015
Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 9)

The following table summarizes the proposals to be considered at the Annual Meeting and the Board’s voting recommendation with respect to each proposal.

Proposals	Board Vote Recommendation
Election of Directors	FOR EACH NOMINEE
Advisory vote to approve executive compensation	FOR
Ratification of PricewaterhouseCoopers LLP as independent auditor for 2015	FOR

How to Cast Your Vote (page 10)

You can cast your votes by any of the following methods:

•	Internet (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2015;
•	Telephone (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Tuesday, May 12, 2015;
•	Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on May 13, 2015; or
•	Participating in the Annual Meeting – Whether you are a stockholder of record or hold your shares in “street name,” you may vote online at the Annual Meeting. You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the Annual Meeting. Instructions on how to attend the Annual Meeting live over the Internet, and how to vote your shares during the Annual Meeting, are posted at http://www.virtualshareholdermeeting.com/LH2015. Shareholders with questions regarding how to attend and participate in the Annual Meeting live over the Internet, and how to vote during the Annual Meeting, may call 1-855-449-0991 on the Annual Meeting date.

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Board Nominees (page 20)

The following table provides summary information about each director nominee.

		Director			Other Public
Name	Age	Since	Occupation	Independent	Boards
David P. King	58	2007	Chairman, President & CEO, Laboratory Corporation of America Holdings		1
Kerrii B. Anderson	57	2006	Former CEO, Wendy’s International, Inc.	X	2
Jean-Luc Bélingard	66	1995	Chairman, bioMérieux, SA	X	2
D. Gary Gilliland	60	2014	President and Director of the NCI-designated Fred Hutchinson Cancer	X	0
			Research Center in Seattle, WA
Garheng Kong	39	2013	Managing Partner, Sofinnova HealthQuest Capital	X	3
Robert E. Mittelstaedt, Jr.	71	1996	Dean Emeritus, W. P. Carey School of Business at Arizona State University	X	2
Peter M. Neupert	59	2013	Operating Partner, Health Evolution Partners, Inc.	X	0
Adam H. Schechter	50	2013	Executive Vice President, Merck & Co., Inc.	X	0
R. Sanders Williams	66	2007	President, J. David Gladstone Institutes; Professor, University of California San Francisco	X	1

Executive Compensation (page 25)

Pay for Performance (page 28)

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted earnings per share (“EPS”), earnings before interest, taxes, depreciation and amortization (“EBITDA”), revenue diversification and relative total shareholder return compared to our peer group of companies we use for compensation purposes. Our compensation program rewards our executives for achieving goals set for these financial measures, and achieving strategic objectives. A substantial majority of the value of the executives’ 2014 compensation opportunity, including performance-based cash compensation and performance shares, is subject to Company and/or individual performance, which provides a strong incentive to drive Company performance and increase shareholder value.

2014 Executive Total Compensation Mix (page 28)

The Compensation Committee takes several factors into consideration when setting executive compensation levels, including:

•	competitive data presented by its independent consultant;
•	alignment of compensation with growth drivers of the Company’s business; and
•	feedback from shareholders.

While the Committee sets total target compensation (base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) to be competitive in relation to the median peer compensation as reflected in data provided by its independent consultant, the Committee places greater emphasis on the variable or at-risk portion of compensation.

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For 2014, approximately 67 percent of Mr. King’s total target compensation was at-risk and performance-based. For the other named executive officers other than Mr. Eisenberg, who joined the Company in the middle of 2014, and Mr. Hayes, who announced in October 2013 that he was retiring, approximately 62 percent of the average total target compensation for 2014 was at-risk and performance-based. In 2014, an additional approximately 23 percent of our CEO’s total target compensation and approximately 19 percent of the average total target compensation for our other named executive officers was variable, based on performance of the Company’s stock. The charts below show the mix of pay elements included in total compensation opportunities for 2014 for our Chief Executive Officer and an average for our other named executive officers, with the exception of Mr. Eisenberg and Mr. Hayes:

CEO MIX OF PAY ELEMENTS BASED ON TARGET AWARD OPPORTUNITIES	OTHER NEO PAY MIX BASED ON TARGET AWARD OPPORTUNITIES

Advisory Vote to Approve Executive Compensation (page 52)

We ask that our shareholders approve the advisory resolution to approve executive compensation. Over the past three years the Compensation Committee has taken several steps to evolve our compensation program with the aim of enhancing the alignment of our program with the strategic goals of the Company and to reflect the feedback we have received from our shareholders. The Compensation Committee believes the current compensation program provides the right management incentives and creates strong alignment between compensation, the performance of the Company and the interest of shareholders. We have also established many market-leading compensation practices to further align the interests of our executives with those of our shareholders:

•	Robust stock ownership guidelines (6x base salary for CEO);
•	Prohibition on pledging and hedging Company stock;
•	Fully performance-based annual incentive program;
•	Incentive plan goals directly linked to strategic and objective financial goals;
•	Cap on annual incentive opportunities;
•	No employment agreements other than in 2015, an employment agreement with the CEO of Covance Inc. that will last for approximately 5 months following that acquisition;
•	Limited perquisites;
•	No tax gross-ups;
•	“Double trigger” change-in-control provisions;
•	Performance oriented mix of long-term incentives (performance shares (70 percent of targeted grant value) and restricted stock units (30 percent of targeted grant value) with multi-year vesting;
•	If the Company were to declare dividends, dividends will only be paid to the extent performance shares are earned;
•	Three-year performance measurement period for performance shares; and
•	Comprehensive clawback policy.

Auditors (page 54)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers, LLP as our independent auditor for the year ending December 31, 2015. Below is summary information about PricewaterhouseCoopers’ fees for services provided in fiscal years 2014 and 2013.

Year Ended December 31	2014	2013
Audit Fees	$1,646,000	$1,430,500
Audit Related Fees	$-	$49,750
Tax Fees	$100,000	$21,954
All Other Fees	$1,800	$1,800
TOTAL	$1,747,800	$1,504,004

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Proxy Statement

LabCorp is providing you with these proxy materials in connection with its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and LabCorp’s 2014 annual report on Form 10-K (the “2014 Annual Report”) were first mailed to shareholders of record on or about April 3, 2015. As used in this Proxy Statement, “LabCorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

GENERAL INFORMATION

2015 Annual Meeting of Shareholders

LabCorp’s 2015 Annual Meeting of Shareholders is scheduled to occur on Wednesday, May 13, 2015 at 9:00 a.m., Eastern Daylight Time. This year the Annual Meeting will be a completely virtual meeting and will be webcast live at http://www.virtualshareholdermeeting.com/LH2015. All owners of LabCorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 16, 2015, the record date (the “Record Date”), are eligible to receive notice of, and to vote electronically at, the Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. Representatives of PricewaterhouseCoopers LLP, Independent auditor for LabCorp for the years ending December 31, 2013 and December 31, 2014, will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 13, 2015

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), LabCorp has elected to provide access to its proxy materials and the 2014 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about April 3, 2015. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on your proxy card or at www.proxyvote. com. Choosing to receive proxy materials by e-mail will save LabCorp the cost of printing and mailing documents and will reduce the impact of LabCorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

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Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the Annual Meeting:

•	Election of directors from among the nominees described in this Proxy Statement (see page 20);
•	Approval, on a non-binding advisory basis, of compensation for LabCorp’s executives (see page 52); and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2015 (see page 54).

Board Recommendations

The Board of Directors of the Company (the “Board”) recommends that shareholders vote as follows:

•	“FOR” the election of each of the nominees for director;
•	“FOR” approval, on a non-binding basis, of the compensation for LabCorp’s executives; and
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

Other Business

The Board does not intend to bring any other business before the Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 57 for information about presenting proposals for the 2016 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 12 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the Annual Meeting. At least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote on the Record Date must be present in person or by proxy at the Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 100,436,307 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the Annual Meeting. In accordance with LabCorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy under which a director who does not receive the required vote for election as provided in the By-Laws will submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors, but will have the same effect as a vote against the other proposals scheduled for the Annual Meeting.

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Voting by Record Holders

If your name is registered in LabCorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2015. Once you enter the Internet voting system, you can record, confirm and change your voting instructions.
•	By telephone. Call 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2015. Once you enter the telephone voting system, a series of prompts will tell you how to record, confirm and change your voting instructions.
•	By mail. Mark your voting instructions on the proxy card (if you requested or received one), sign and date it, and return it in the prepaid envelope provided. For your mailed proxy card to be counted, it must be received before the polls close at the Annual Meeting on Wednesday, May 13, 2015.
•	By participating in the Annual Meeting. Participate in the virtual Annual Meeting by visiting http://www.virtualshareholdermeeting.com/LH2015 and listening to the live webcast and vote your shares electronically over the Internet during the Annual Meeting. You may vote online during the Annual Meeting whether you are a stockholder of record or hold your shares through a bank, broker or other custodian (referred to as shares held “in street name”).

You may change your vote or revoke a proxy at any time prior to the Annual Meeting by:

•	Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Tuesday, May 12, 2015.
•	Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the Annual Meeting on Wednesday, May 13, 2015.
•	Writing to LabCorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: F. Samuel Eberts III, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the Annual Meeting begins on Wednesday, May 13, 2015.
•	Attending the Annual Meeting and voting in person or sending a personal representative with an appropriate proxy.

All proxies duly executed and received by LabCorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote for or against any other matters that come before the Annual Meeting that are not otherwise specified in the Notice.

Voting by Holders in Street Name

If you hold shares through a bank, broker or other custodian (referred to as shares held “in street name”), the custodian will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, these banks, brokers and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the Annual Meeting.

Even if your shares are held in street name, you may participate in the virtual Annual Meeting and vote your shares during the meeting by visiting http://www.virtualshareholdermeeting.com/LH2015, listening to the live webcast and casting your vote online.

Proxy Expenses

LabCorp will bear the expenses to prepare proxy materials and to solicit proxies for the Annual Meeting. LabCorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. LabCorp has also retained Morrow and Co., LLC for solicitation of holders of record as well as non-objecting beneficial owners. LabCorp paid Morrow and Co., LLC a fee of approximately $9,000 for these services, plus reimbursement of expenses.

Results of the Annual Meeting

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the SEC.

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CORPORATE GOVERNANCE

Board Structure and Independence

We have a strong governance structure to ensure Board oversight and accountability to our shareholders, including:

•	a strong Lead Independent Director with a clearly defined role and responsibilities;

•	100 percent committee independence;

•	an annual self-assessment of performance and effectiveness by the Board;

•	annual elections of all directors;

•	majority voting for election of directors; and

•	no shareholder rights or “poison pill” plans.

Both management and the Board participate in an active engagement program with our shareholders. In addition to our ongoing engagement with shareholders regarding operational results and business strategy, we have specially engaged with shareholders representing more than 75 percent of the Company’s outstanding shares on matters related to our 2014 performance, executive compensation, long-term incentives, board structure and corporate governance, our acquisition of Covance Inc. and other matters. The purpose of the Board’s engagement program is to review compensation and corporate governance practices with shareholders, seek shareholder input on our approach to these subjects and incorporate shareholder feedback into the design of our compensation and governance programs. The results of all shareholder engagement are periodically reviewed with the entire Board.

Board Composition

LabCorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors. There are currently nine members of the Board standing for reelection at the Annual Meeting. For more details about the nominees for directors and their biographies, please see “Proposal One: Election of Directors” (page 20).

We have a long-standing commitment to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders. The cornerstone of our practices is an independent and qualified board of directors. All directors are elected annually by a majority of votes cast by shareholders. All Board committees are composed entirely of independent directors.

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that they can continue to serve the best interests of the Company and our shareholders. We also focus on Board renewal to ensure a mix of longer tenured directors and fresh perspective in the boardroom.

We demand high standards of ethics from our directors and management as described in our Corporate Governance Guidelines and Code of Business Conduct and Ethics. Our governance principles are available under the Corporate Governance tab of the Investor Relations page of our website at www.labcorp.com. We have included some highlights from these principles and a summary of key policies below.

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the New York Stock Exchange (the “Listing Standards”). In addition, director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm as defined in the Listing Standards. Other than Mr. King, all of our current Board members and all of the nominees for director qualify as “independent” as defined in the Listing Standards.

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Board Leadership

The Chairman of the Board leads the Board and oversees board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. The Board determines whether the roles of Chairman and Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction.

The Board has also established the position of Lead Independent Director to be filled at the Board’s discretion when the Chief Executive Officer also serves as Chairman or the Chairman otherwise is not an independent director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the Chairman with respect to the schedule, agenda and information for Board meetings. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the Company’s independent Board members. Mr. Mittelstaedt currently serves as our Lead Independent Director, a role he has held since 2009. Mr. Mittelstaedt meets regularly with Mr. King to review operations and strategic issues discussed with the Board and other matters relating to the Board’s oversight functions.

The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent directors shall meet on a periodic basis, but no fewer than four times a year on the same day as the regularly scheduled Board meetings. In 2014, Mr. Mittelstaedt in his capacity as the Lead Independent Director chaired ten meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning and other matters.

Annual Board Self-Assessment

The Board conducts a self-assessment of its performance and effectiveness on an annual basis. The purpose of the self-assessment is to provide candid feedback on Board effectiveness and track progress in key areas of Board performance. As part of the assessment, each director completes a questionnaire developed by the Nominating and Corporate Governance Committee. The collective ratings and comments of the directors from the questionnaires are compiled and presented by the Chair of the Nominating and Corporate Governance Committee to the full Board for review and discussion. In addition, each Board Committee conducts a similar self-assessment of its performance focused on the Committee’s key responsibilities. Feedback from the Committees’ self-assessments is reviewed in the applicable Committee and also presented to the full Board for review and discussion.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. Each member of the Board identifies potential candidates and these candidates are regularly reviewed by the committee, which maintains an active list of potential Board candidates. In addition, the committee is authorized to engage professional search firms at the Company’s expense. The Nominating and Corporate Governance Committee believes it is important to maintain a Board with diverse experiences and expertise, including industry and scientific and medical experience, financial expertise, global business experience and executive leadership experience.

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Shareholders may also nominate individuals to the Board. A shareholder may submit a nomination for consideration at the 2016 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, NC 27215. Nominations for the 2016 Annual Meeting must be received no earlier than January 14, 2016 and no later than March 14, 2016. The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and were included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2008.

Evaluation of Director Candidates

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategic and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;

•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

The Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board, including, among other characteristics, diversity. The Company believes that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender and ethnicity. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of these interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems appropriate, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

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Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

•	an advertisement or other commercial solicitation or communication;

•	obviously frivolous or obscene;

•	unduly hostile, threatening, or illegal; or

•	related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Each director has the discretion to determine whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, annual self-assessment by the Board and its Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on the Investor Relations page under the Corporate Governance tab of LabCorp’s website at www.labcorp.com.

Code of Business Conduct and Ethics

The Board has also adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Code of Business Conduct and Ethics from the Corporate Secretary or access a copy under the Corporate Governance tab of the Investor Relations page on LabCorp’s website at www.labcorp.com. In addition, any waivers for directors, officers and employees of the Company or amendments to the Code will also be posted on LabCorp’s website.

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Board’s Role in Risk Management

Enterprise Risk Management

The Board believes that effective enterprise risk management is an integral part of Board and Committee deliberations throughout the year. The Audit Committee annually reviews the Company’s enterprise risk management process and the comprehensive assessment of key financial, operational and regulatory risks identified by management, as well as mitigating practices. The Audit Committee then discusses the processes and results with the full Board. In addition, the Board discusses risks related to the Company’s strategic plan and other topics as appropriate. The Board receives regular reports directly from officers responsible for management of operations, financial reporting, legal and regulatory compliance, information technology and medical and scientific standard of care. Each Committee conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below (page 16), and reports its conclusions to the Board. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile. Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis.

Compensation Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices and changes in applicable regulations with the Compensation Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The Compensation Committee also works directly with its independent compensation consultant, Frederic W. Cook & Co., Inc. (“Cook & Co.”), to evaluate the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing the Compensation Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Related Party Transactions

In accordance with the Company’s Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Company’s directors and key employees, including all members of senior management, complete annual reports disclosing or certifying the absence of any related party transactions. The Audit Committee reviews all potential material transactions involving related parties (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC) before allowing the Company to enter into any such transaction. The Company has not adopted a static set of criteria to be applied in evaluating a related party transaction and instead tailors the scope of its review to the particular circumstances presented by each transaction to ensure that any such transaction is thoroughly reviewed and evaluated.

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Board Committees and Their Functions

The Board has four standing committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually, and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of March 16, 2015:

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Quality and Compliance Committee
Kerrii B. Anderson
Jean-Luc Bélingard
D. Gary Gilliland
David P. King
Garheng Kong
Robert E. Mittelstaedt, Jr.
Peter M. Neupert
Adam H. Schechter
R. Sanders Williams

Chairperson

Member

Financial Expert

Charters for each of the committees are available in print to any shareholder upon request submitted to the Corporate Secretary and are also available under the Corporate Governance tab of the Investor Relations page of the Company’s website at www.labcorp.com. Each committee reviews its respective Charter on an annual basis.

Audit Committee

Members: Ms. Anderson (Committee Chair, Financial Expert), Dr. Gilliland, Mr. Neupert, and Dr. Williams.

The Audit Committee is responsible for assisting the Board with the following functions:

•	the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

•	reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

•	assisting the Board with oversight of the integrity of the financial statements of the Company;

•	ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;

•	overseeing the Company’s internal audit functions and internal controls;

•	overseeing the Company’s management of financial risks; and

•	producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that Ms. Anderson is an “audit committee financial expert” as defined in the SEC’s rules. The Board of Directors has also determined that Ms. Anderson has the “accounting or related financial management expertise” required by the Listing Standards.

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Compensation Committee

Members: Mr. Mittelstaedt (Committee Chair), Mr. Bélingard, Dr. Kong, and Mr. Schechter.

The Compensation Committee is responsible for assisting the Board with the following functions:

•	reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

•	performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

•	reviewing and evaluating the compensation paid to the Company’s directors;

•	monitoring the evolving executive compensation landscape and considering shareholder feedback;

•	reviewing and overseeing the Company’s incentive compensation and equity plans;

•	evaluating the Company’s pay practices in relation to the Company’s risk profile; and

•	producing a Compensation Committee report as required by the SEC to be included in the Company’s annual proxy statement.

The Compensation Committee has delegated to Mr. King the task of designing annual incentive plans for the other executive officers using targets established by and input provided by the Compensation Committee. For a discussion of Mr. King’s role in determining executive compensation, see the “Compensation Discussion and Analysis” section below (page 25).

The Compensation Committee has the sole authority to retain and terminate outside compensation consultants to evaluate executive officer and director compensation. For 2014 the Compensation Committee retained Cook & Co. as its outside independent compensation consultant. Cook & Co. does no other work for the Company or its management except as directed by the Chairman of the Compensation Committee. See the “Compensation Discussion and Analysis” section below (page 25) for more information about Cook & Co.’s role in recommending the amount or form of executive compensation.

Nominating and Corporate Governance Committee

Members: Mr. Neupert (Committee Chair), Ms. Anderson, Dr. Kong, and Mr. Mittelstaedt

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board;

•	recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;

•	reviewing and reassessing, on an annual basis, the adequacy of the corporate governance principles of the Company and recommending any proposed changes to the Board for approval; and

•	leading the Board in its annual self-assessment.

Quality and Compliance Committee

Members: Dr. Williams (Committee Chair), Mr. Bélingard, Dr. Gilliland, and Mr. Schechter

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with health care and other legal requirements. The Committee meets regularly with the Chief Medical Officer and the Chief Legal Officer to review the Company’s quality management systems, discuss emerging scientific and medical issues and evaluate the Company’s programs for compliance with applicable legal and regulatory requirements.

Board and Committee Meetings

During 2014, the Board held ten meetings and acted seven times by unanimous written consent. In his capacity as the Lead Independent Director, Mr. Mittelstaedt chaired ten meetings of the independent and non-employee directors on the same days as the regularly scheduled Board meetings. The Audit Committee held nine meetings, the Compensation Committee held five meetings, the Nominating and Corporate Governance Committee held three meetings, and the Quality and Compliance Committee held two meetings. During 2014, each of the directors attended no less than 84 percent of the total meetings of the Board and the Committees of which he or she was a member. Members of the Board are encouraged to attend the Annual Meeting of Shareholders and all of the directors attended the 2014 Annual Meeting of Shareholders.

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DIRECTOR COMPENSATION

The Company’s director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation program. Cook & Co., the Committee’s independent compensation consultant, assists the Compensation Committee in evaluating our director compensation program.

Elements of Non-Employee Director Compensation

Director compensation is designed to align director compensation with emerging best practices and reflect the Board’s belief that director compensation should not depend upon the number of meetings held but rather on the ongoing work and role of the directors throughout the year. For 2014, elements of non-employee director compensation included the following:

•	Annual Retainer. An annual retainer in the amount of $90,000 (or prorated portion thereof, as applicable) was paid to each non-employee director in quarterly installments.

•	Committee Chair Retainer. The Chair of the Audit Committee received $15,000, paid on a quarterly basis. The Chair of the Compensation Committee received $12,500, paid on a quarterly basis. The Chairs of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee each received $10,000, paid on a quarterly basis.

•	Lead Independent Director Retainer. The Lead Independent Director received $20,000, paid on a quarterly basis.

•	Equity Compensation. Each non-employee director who was elected to the Board at the 2014 Annual Meeting received a grant of restricted stock units having a value of approximately $150,000 on May 13, 2014, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date ($99.76). The restricted stock units vested fully on February 10, 2015.

In addition, the Company has a policy of granting equity awards to each new director that joins the Board. Accordingly, Dr. Gilliland was granted 172 restricted stock units on April 1, 2014, which reflected a prorated amount of the value of the annual award granted to directors at the 2014 Annual Meeting. The number of shares of restricted stock units granted to Dr. Gilliland was determined by using the closing price of the Company’s Common Stock on the grant date ($102.27). The restricted stock units vest fully on the first anniversary of the grant date.

•	Reimbursement of Expenses. Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment and other expenses.

Director Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors demonstrate their commitment to and belief in the long-term success of the Company. The Company’s Director Stock Ownership Program requires that each director must acquire and maintain a level of ownership of Common Stock equivalent to a number of shares having a value of $300,000 as of the date he or she became subject to the stock ownership program. Until the ownership requirement is met, a director is required to hold 50 percent of any shares of Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation to that director. Each director is required to maintain this level of stock ownership for his or her entire tenure of service on the Board. Each member of our Board of Directors is currently in compliance with the applicable holding requirement, with the exception of Dr. Gilliland, who joined the Board in April 2014, Dr. Kong, who joined the Board in December 2013, and Mr. Schechter, who joined the Board in April 2013.

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Summary of 2014 Compensation to Non-Employee Directors

The compensation paid by the Company to the non-employee directors for 2014 is set forth in the table below. Information on compensation for Mr. King is set forth in the “Executive Compensation” section below (page 40).

	Fees Earned or	Restricted Stock
	Paid in Cash	Unit Awards	Total
Name	($)(1)	($)(2)	($)
Kerrii B. Anderson	$105,000	$149,939	$254,939
Jean-Luc Bélingard	$90,000	$149,939	$239,939
D. Gary Gilliland	$67,500	$167,530	$235,030
Garheng Kong	$90,000	$149,939	$239,939
Wendy E. Lane	$123,379	$0	$123,379
Robert E. Mittelstaedt, Jr.	$121,563	$149,939	$271,502
Peter M. Neupert	$96,250	$149,939	$246,189
Arthur H. Rubenstein	$37,129	$0	$37,129
Adam H. Schechter	$90,000	$149,939	$239,939
M. Keith Weikel	$38,066	$0	$38,066
R. Sanders Williams	$96,250	$149,939	$246,189
(1)	Includes annual retainer payments of $90,000 for each director who served on the Board for a full year and the following prorated retainer payments: Dr. Gilliland received a retainer payment of $67,500 for his service on the Board beginning on April 1, 2014 and Ms. Lane and Drs. Rubenstein and Weikel each received a retainer payment of $33,379 for their service on the Board until the 2014 annual meeting. Ms. Lane also received a lump sum payment of $90,000 for her 17 years of distinguished service and contribution to the Company. Also includes Committee Chair retainer payments of $15,000 to Ms. Anderson and prorated Committee Chair retainer payments of $11,563 to Mr. Mittelstaedt, $6,250 to Mr. Neupert, $3,750 to Dr. Rubenstein, $4,687 to Dr. Weikel and $6,250 to Dr. Williams. Mr. Mittelstaedt also received $20,000 for serving as Lead Independent Director.
(2)	Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for restricted stock units awarded to each director in 2014. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2014. The aggregate number of restricted stock units held by each director as of December 31, 2014 was 1,503, except with respect to Dr. Gilliland, who held 1,675 units. There were no unvested non-qualified stock options as of December 31, 2014.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2014 was as follows: Ms. Anderson—16,988; Mr. Bélingard—18,530; Dr. Gilliland—0; Dr. Kong—0; Mr. Mittelstaedt—16,988; Mr. Neupert—0; Mr. Schechter—0; and Dr. Williams—7,750.

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Proposal One	Election of Directors

The Nominating and Corporate Governance Committee and the full Board have nominated each of David P. King, Kerrii B. Anderson, Jean-Luc Bélingard, D. Gary Gilliland, Garheng Kong, Robert E. Mittelstaedt, Jr., Peter M. Neupert, Adam H. Schechter and R. Sanders Williams for election at the Annual Meeting to hold office until the next annual meeting of shareholders or until his or her earlier resignation or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Information about each nominee is included below, including details about the nominee’s qualifications, skills and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of LabCorp.

Nominees to the Board of Directors

David P. King

Chairman and Chief Executive Officer

David P. King (58) has served as Chairman of the Board, President, and Chief Executive Officer of the Company since May 6, 2009; prior to that date he served as a director, President and Chief Executive Officer of the Company since January 1, 2007. Mr. King served as Executive Vice President and Chief Operating Officer from December 2005 to January 2007, as Executive Vice President of Strategic Planning and Corporate Development from January 2004 to December 2005 and was hired in September 2001 as Senior Vice President, General Counsel and Chief Compliance Officer. Prior to joining the Company, he was a partner with Hogan & Hartson LLP (now Hogan Lovells US LLP) in Baltimore, Maryland from 1992 to 2001. Mr. King was appointed to the board of directors of Cardinal Health, Inc. in 2011 and chairs its Human Resources and Compensation Committee. He also sits on the boards of directors of the Seattle Science Foundation, PATH, Inc., and the American Clinical Laboratory Association, and on the board of trustees of Durham Academy. Mr. King has over 10 years’ experience with the Company in a variety of roles of increasing responsibility in corporate operations, strategic planning, and corporate administration. Mr. King has a deep understanding of the clinical laboratory industry, business strategy, sales and marketing and executive management of the Company and its operations.

Kerrii B. Anderson

Director

Kerrii B. Anderson (57) has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company, from April 2006 until September 2008, when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson served as the Chairwoman of the Board of Chiquita Brands International Inc. from October 2012 until the Company was sold on January 6, 2015, and was the Chairwoman of the Nominating and Corporate Governance Committee and a Member of the Audit Committee. She is also a director and a member of the Compensation Committee and Audit Committee of Worthington Industries, Inc. Ms. Anderson serves on the financial committee of Columbus Foundation, on the Board of Trustees of Ohio Health and on the Board of Trustees for Elon University, and she chairs the Audit Committee for Elon. She also was a director of PF Chang’s China Bistro, Inc. from 2010 until June 2012 and Wendy’s International from 2006 until September 30, 2008. She has a strong record of leadership in operations and strategy. Ms. Anderson is also an audit committee financial expert as a result of her experience as CEO and CFO of Wendy’s International, Inc. Through her service on other public company boards, Ms. Anderson brings extensive financial, corporate governance and executive compensation experience to the Company’s Board.

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Jean-Luc Bélingard

Director

Jean-Luc Bélingard (66) has served as a director of the Company since April 28, 1995. Since 2011, Mr. Bélingard has been Chairman of bioMérieux, the worldwide leader of the IVD microbiology segment. Mr. Bélingard also served as Chief Executive Officer of bioMérieux from July 2011 to April 2014. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French health care holding company, on November 22, 2010. He had served in that position since 2001. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. Mr. Bélingard is also a director of Stallergenes (France). Mr. Bélingard was also a director of Celera Corporation, a former division of Applera Corporation, Norwalk, Connecticut from May 2008 to May 2010. Mr. Bélingard served as a director and member of the Audit Committee of Nicox (France) from December 2002 to August 2010. Mr. Bélingard was a director of Applera Corporation, Norwalk, Connecticut from 1993 to June 2008. From 1990 to 1999, Mr. Bélingard was CEO of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee. Mr. Belingard’s long tenure at Roche, Ipsen and BioMérieux demonstrates his valuable business, leadership and management experience, including leading a large organization with global operations. He brings a strong strategic and operational background to the Company’s Board. He also brings an important international perspective to the Board’s deliberations. Mr. Bélingard has extensive corporate governance experience through his service on other public company boards.

D. Gary Gilliland, M.D., Ph.D.

Director

D. Gary Gilliland (60) has served as a director of the Company since April 1, 2014. Since January 2, 2015, Dr. Gilliland has served as President and Director of the NCI-designated Fred Hutchinson Cancer Research Center in Seattle, WA. Prior to that, he was the inaugural Vice Dean and Vice President for Precision Medicine at the University of Pennsylvania Perelman School of Medicine, where he was responsible for synthesizing research and clinical-care initiatives across all medical disciplines including cancer, heart and vascular medicine, neurosciences, genetics and pathology, in order to create a national model for the delivery of precise, personalized medicine. From 2009 until he joined Penn Medicine in October 2013, Dr. Gilliland was Senior Vice President of Merck Research Laboratories and Oncology Franchise Head. At Merck, Dr. Gilliland oversaw first-in-human studies, proof-of-concept trials, and Phase II/III registration trials, and managed all preclinical and clinical oncology licensing activities. Prior to joining Merck, Dr. Gilliland was a member of the faculty at Harvard Medical School for nearly 20 years, where he served as Professor of Medicine and a Professor of Stem Cell and Regenerative Biology. He was also an Investigator of the Howard Hughes Medical Institute from 1996 to 2009, Director of the Leukemia Program at the Dana-Farber/Harvard Cancer Center from 2002 to 2009, and Director of the Cancer Stem Cell Program of the Harvard Stem Cell Institute from 2004 to 2009. Dr. Gilliland has a Ph.D. in Microbiology from UCLA and an M.D. from UCSF. He is boarded in Internal Medicine and had his Fellowship training in Hematology and Oncology, all at Harvard Medicine School. Dr. Gilliland’s expertise in cancer genetics and his experience working within medical communities ranging from academia to the pharmaceutical industry position him to provide a practical and balanced perspective to the Board.

Garheng Kong, M.D., Ph.D.

Director

Dr. Kong (39) has served as a director of the Company since December 1, 2013. Dr. Kong is the Managing Partner of Sofinnova HealthQuest Capital, a healthcare-focused investment firm, and was previously a general partner at Sofinnova Ventures, a position he held from 2010 to 2013. Before joining Sofinnova, Dr. Kong was a general partner from 2000 to 2010 at Intersouth Partners, a venture capital firm where he was a founding investor or board member for various life science ventures, several of which were acquired by large pharmaceutical companies. Prior to his investing career, Dr. Kong was employed by GlaxoSmithKline, McKinsey & Company, and TherOx. Dr. Kong has served on the board of directors of Histogenics Corporation, a public biotechnology company where he also serves as the Chairman of the board, since 2012. Since November 2008, Dr. Kong has been the Chairman of the board of Cempra Pharmaceuticals, where he has been a board member since September 2006. Dr. Kong has been on the board of Alimera Sciences since October 2012 and sits on the Duke University Medical Center Board of Visitors. Dr. Kong holds an M.D., Ph.D. in Biomedical Engineering and an M.B.A. from Duke University. Dr. Kong brings to the Board knowledge and experience in both the healthcare and finance fields based on his medical background and his work in life science-related venture capital.

Robert E. Mittelstaedt, Jr.

Lead Independent Director

Robert E. Mittelstaedt, Jr. (71) has served as a director of the Company since November 1996. Mr. Mittelstaedt is Dean Emeritus of the W. P. Carey School of Business at Arizona State University where he served as Dean and Professor of Management from 2004 to 2013. Prior to June 30, 2004, he was Vice Dean, Executive Education of The Wharton School, University of Pennsylvania. Mr. Mittelstaedt had served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as Chief Executive Officer, and subsequently sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt serves as a director and Compensation Committee chair of W. P. Carey, Inc. and also serves as a director and Compensation Committee chair of Innovative Solutions & Support, Inc. Mr. Mittelstaedt brings to the Board experience as a recognized expert in business strategy, corporate governance and executive compensation issues. Mr. Mittelstaedt serves as the Board’s Lead Independent Director and brings a deep understanding of the role of the Board and its oversight of corporate governance and business strategy.

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Peter M. Neupert

Director

Peter M. Neupert (58) has served as a director of the Company since January 2013. Mr. Neupert has been an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, since January 2012. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the President’s Information Technology Advisory Committee (PITAC), co-chairing the Health Information Technology subcommittee and helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the Board of Directors through September 2004. Mr. Neupert is also a director of Clinithink Ltd, Freedom Innovations LLC and Adaptive Biotechnologies, Inc. He served on the board of directors of QSI from August 2013 to January 2014. He serves as a trustee for the Fred Hutchinson Cancer Research Center and was an active member of the Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare from 2007-2011. Mr. Neupert brings to the Board experience as a recognized expert in health information technology and perspective on how to grow shareholder value leveraging business strategies with technology. His prior experience as a public company CEO and board member of both private and public companies brings practical insight to the Board with respect to business strategy, corporate governance and emerging trends in healthcare. Mr. Neupert’s current position with Health Evolution Partners enables him to provide the Board with an understanding of businesses and services adjacent to the diagnostic testing industry.

Adam H. Schechter

Director

Adam H. Schechter (50) has served as a director of the Company since April 1, 2013. Mr. Schechter is an Executive Vice President of Merck & Co., Inc. and has been since 2010 President of Merck’s Global Human Health Division, which includes the company’s worldwide pharmaceutical and vaccine businesses. He is a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter’s extensive experience at Merck includes global and U.S.-focused leadership roles spanning sales, marketing, and managed markets, as well as business and product development. Mr. Schechter serves on the board of directors for the European Federation of Pharmaceutical Industries and Associations. He is a Board Member for Water.org and an Executive Board Member for the National Alliance for Hispanic Health. Mr. Schechter brings to the Board global business acumen and general management experience, as well as demonstrated success in leading large, innovation-focused organizations. Mr. Schechter’s deep knowledge of the pharmaceutical and healthcare industries and extensive experience collaborating with many of its key stakeholders to achieve patient-focused outcomes brings practical insight to the Board with respect to business strategies to service the changing healthcare environment.

R. Sanders Williams, M.D.

Director

R. Sanders Williams, M.D. (66) has served as a director of the Company since May 16, 2007. Dr. Williams is President of The J. David Gladstone Institutes and Professor of Medicine at the University of California San Francisco. Prior to this appointment, Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore. He has served previously as President of the Association of University Cardiologists, Chairman of the Research Committee of the American Heart Association, on the editorial boards of leading biomedical journals, on the Advisory Committee to the Director of the National Institutes of Health and on the Board of External Advisors of the National Heart, Lung and Blood Institute. Dr. Williams was a director of Bristol-Meyers Squibb Company from 2006 until May 2013 and has been a director of Amgen since October 2014. Dr. Williams is a member of the Institute of Medicine of the National Academy of Sciences, and a Fellow of the American Association for the Advancement of Science. His experience as a physician, biomedical scientist, and executive leader brings important perspective to his service to the Company as a director.

The Board unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

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EXECUTIVE OFFICERS

Information regarding each of LabCorp’s executive officers and their relevant business experience is summarized below.

David P. King

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 20) for information about Mr. King.

James T. Boyle, Jr.

Executive Vice President and Chief Executive Officer, LabCorp Diagnostics

Mr. Boyle (58) has served as Executive Vice President and Chief Executive Officer of LabCorp Diagnostics since February 19, 2015. Prior to that, he served as Executive Vice President, Chief Operating Officer since October 2009. Prior to October 2009, Mr. Boyle was Senior Vice President, Managed Care since May 2006. In December of 2008, Mr. Boyle also assumed operating responsibility for the Company’s Occupational Testing/Employer Group Services in his then current role of Senior Vice President of Managed Care/OTS. Mr. Boyle previously held the position of Vice President of Managed Care from August 2004 to May 2006. Prior to that Mr. Boyle was the Director of Litigation and Assistant General Counsel from 1999 to 2004. Prior to joining the Company in 1999, Mr. Boyle was engaged in the private practice of law for more than 15 years, specializing in litigation. He currently serves as a member of the Seton Hall University Board of Regents.

Glenn A. Eisenberg

Executive Vice President and Chief Financial Officer

Mr. Eisenberg (53) has served as Executive Vice President, Chief Financial Officer since June 2014. Mr. Eisenberg received his Bachelors of Arts degree from Tulane University in 1982 and his Master of Business Administration from Georgia State University in 1988. From 2002 until he joined the Company, he served as the Executive Vice President, Finance and Administration and Chief Financial Officer at The Timken Company, a $4.3 billion leading global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, now a subsidiary of SPX Corporation after working in several roles in finance, including Executive Vice President and Chief Financial Officer of United Dominion. Mr. Eisenberg serves on the boards of directors of Family Dollar Stores Inc., where he chairs the Audit Committee, and Alpha Natural Resources Inc., where he is the lead independent director and chairs the Nominating and Corporate Governance Committee.

Lance V. Berberian

Senior Vice President and Chief Information Officer

Mr. Berberian (52) has served as Senior Vice President, Chief Information Officer since February 2014. Prior to that, he served as Chief Information Officer at IDEXX Laboratories, a global leader in diagnostics and IT solutions for animal health and food and water quality, from May 2007 to January 2014. Mr. Berberian served as Chief Information Officer and President of Kellstrom Aerospace Defense, a fully integrated supply chain firm, from January 2000 to April 2007. He also served as Chief Information Officer of Interim Healthcare from September 1997 to January 2000.

Mark E. Brecher, M.D.

Senior Vice President and Chief Medical Officer, LabCorp Diagnostics

Dr. Brecher (58) has served as Senior Vice President and Chief Medical Officer of LabCorp Diagnostics since February 19, 2015. Prior to that, he was Senior Vice President, Chief Medical Officer since March 2009. Prior to joining the Company, Dr. Brecher served as Vice Chair of the Department of Pathology and Laboratory Medicine at the McLendon Clinical Laboratories, University of North Carolina Hospitals from July 2006 to February 2009. From July 2003 to July 2006, Dr. Brecher was the Acting Director of the Laboratory Information Systems and the Director of Clinical Pathology. Dr. Brecher is a member of the editorial board of Transfusion and is an associate editor of the Journal of Clinical Apheresis. He is a past chair of the Department of Health and Human Services Advisory Committee on Blood Safety and Availability and a past president of the American Society for Apheresis.

Edward T. Dodson

Senior Vice President and Chief Accounting Officer

Mr. Dodson (61) has served as Senior Vice President, Chief Accounting Officer since June 2005. He also has served as the Principal Accounting Officer since December 2014. Mr. Dodson, who has been a Certified Public Accountant for 31 years, joined the Company in August 1997 as Vice President and Corporate Controller and became Senior Vice President in June 2001.

F. Samuel Eberts III

Senior Vice President, Chief Legal Officer and Secretary

Mr. Eberts (55) has served as Senior Vice President, Chief Legal Officer, Secretary and Chief Compliance Officer since January 1, 2009. Prior to that time he served as Senior Vice President, General Counsel since August 2004. Prior to joining the Company, he was Vice President, Secretary, and General Counsel of Stepan Company. Before joining Stepan Company, he was Assistant General Counsel for Cardinal Health, Inc. from 1998 to 2001 and Associate General Counsel for Allegiance Healthcare Corporation (Allegiance Healthcare Corporation was purchased by Cardinal Health in 1998). Prior to that time, he was Chief Counsel of the Biotech North America division of Baxter International Inc.

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Joseph Herring

Chief Executive Officer, Covance Drug Development

Joseph L. Herring (59) has served as Chief Executive Officer, Covance Drug Development, since February 19, 2015, leading LabCorp’s drug development business. Mr. Herring joined LabCorp upon acquisition of Covance Inc., where he was Chairman and CEO. Mr. Herring became CEO of Covance in January 2005; he was elected Chairman of the Board in January 2006. Mr. Herring, who joined Covance in 1996 as Corporate Vice President and General Manager of North America Early Development, held positions of increasing responsibility during his tenure, including Global President of Early Development Services and President and Chief Operating Officer. He was elected to Covance’s Board of Directors in June 2004. Prior to joining Covance, Mr. Herring worked for 18 years in the American Hospital Supply Corporation/Baxter International/Caremark International organization, where he held senior leadership positions in sales, marketing, and general management, including Vice President and General Manager of the company’s oncology business. In 2013, Mr. Herring joined the Board of Directors of TeamHealth Holdings Inc., one of the nation’s largest providers of outsourced physician staffing solutions for hospitals. He has served as a member of the Board of Trustees, Princeton HealthCare Systems since June, 2011.

William E. Klitgaard

President, Enlighten Health

William T. Klitgaard (62) has served as President, Enlighten Health since March, 2015. Prior to that, Mr. Klitgaard was Chief Information Officer for Covance Inc. since April, 2012 where he had overall responsibility for the Covance Global IT organization. Prior to that, Mr. Klitgaard served 12 years as Covance’s Chief Financial Officer. Mr. Klitgaard joined Covance as Corporate Treasurer in 1996, was appointed to manage the Company’s strategic planning and corporate development activities in 1999, and was appointed Chief Financial Officer in 2000. Mr. Klitgaard holds a Bachelor of Arts degree in economics from the University of California at Berkeley, and a Master of Science in management science from the Massachusetts Institute of Technology - Sloan School of Business. In 2013, Mr. Klitgaard joined the Board of Directors of Liaison Technologies, a global integration and data management company.

Lisa J. Uthgenannt

Chief Human Resources Officer

Lisa Uthgenannt (54), Senior Vice President of Human Resources for Covance Inc., has served as Chief Human Resources Officer since March 2015. Prior to joining Covance in November 2010, Ms. Uthgenannt held numerous leadership positions at Johnson & Johnson, in both medical devices and pharmaceutical businesses since 2000. In her last role as Vice President, Human Resources for the Comprehensive Care sector, she served as a key advisor and executive coach to the Worldwide Chairman, helping to define the initial strategies and plans to advance the corporation’s comprehensive approach to chronic disease management. She also led the organization in designing and implementing a streamlined business model to increase product pipeline performance and accelerated growth opportunities.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2014. This section details the compensation framework applied by the Compensation Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. The named executive officers of the Company (“named executive officers”) for 2014 are:

•	David P. King, Chief Executive Officer

•	James T. Boyle, Jr., Executive Vice President, Chief Operating Officer during 2014 and Chief Executive Officer of LabCorp Diagnostics beginning in February 2015

•	Mark E. Brecher, Senior Vice President, Chief Medical Officer, during 2014 and Chief Medical Officer of LabCorp Diagnostics beginning in February 2015

•	F. Samuel Eberts III, Senior Vice President, Chief Legal Officer

•	Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer

•	William B. Hayes, Former Executive Vice President, Chief Financial Officer, who served until June 2014

Executive Summary

Company Performance Highlights

The Compensation Committee considers the Company’s financial and business performance in making compensation decisions and believes that realized compensation should be tied to the performance of the Company and shareholder returns. LabCorp delivered strong performance in 2014, during which it announced an agreement to acquire Covance Inc. (“Covance”). The Covance acquisition was completed on February 19, 2015. Our management team continues to drive disciplined execution of our five-pillar strategy to grow the business and increase shareholder value. Our five strategic pillars are:

•	Deploy capital to investments that enhance its business and return capital to shareholders;

•	Enhance IT capabilities to improve the physician and patient experience;

•	Continue to improve efficiency to remain the most efficient and highest value provider of laboratory services;

•	Continue scientific innovation to offer new tests at reasonable and appropriate pricing; and

•	Develop knowledge services.

2014 Performance Highlights

While the healthcare landscape continued to undergo fundamental transformation, the Company achieved strong operational and financial performance across a broad range of measures.

•	Top Line Growth. Net sales for 2014 increased 3.5% in comparison to 2013. The increase was the result of strong organic volume growth along with the benefit of fold-in acquisitions, which was partially offset by changes in test and payer mix. Total test volume (measured by number of requisitions) increased 5.3% year over year, and year over year revenue per requisition decreased 1.7% of which 0.4% was due to foreign currency translation with the remainder due to changes in test and payer mix.

•	Earnings. Adjusted Earnings Per Share Excluding Amortization in 2014 was $6.80. (Adjusted Earnings Per Share Excluding Amortization is a non-GAAP measure calculated by excluding the effects of the impact of restructuring and other special charges ($0.34 per share) and amortization expense ($0.55 per share) from the GAAP diluted earnings per share of $5.91. The Company’s net earnings per share were impacted by an estimated $0.22 relating to extraordinary adverse weather.

•	Cash Flow Generation. Continued generation of strong operating and free cash flow, which we used to make strategic acquisitions, invest in the business, and return value to shareholders through the repurchase of $269 million of LabCorp Common Stock.

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Revenue and Adjusted EPS Excluding Amortization: 2004 – 2014
10-Year CAGR [2004-2014]

(1)	Figures exclude Covance results.

(2)	2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company.

(3)	Excluding the $0.17 per diluted share impact from amortization in 2004; Excluding the $0.09 per diluted share impact of restructuring and other special charges and the $0.21 per diluted share impact from amortization in 2005; Excluding the $0.06 per diluted share impact of restructuring and other special charges and the $0.23 per diluted share impact from amortization in 2006; Excluding the $0.25 per diluted share impact of restructuring and other special charges and the $0.27 per diluted share impact from amortization in 2007; Excluding the $0.44 per diluted share impact of restructuring and other special charges and the $0.31 per diluted share impact from amortization in 2008; excluding the ($0.09) per diluted share impact of restructuring and other special charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other special charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other special charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other special charges and the $0.54 per diluted share impact from amortization in 2012; and excluding the $0.15 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2013; and Excluding the $0.34 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2014.

(4)	EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported in the Company’s Annual Report were: $2.45 in 2004; $2.71 in 2005; $3.24 in 2006; $3.93 in 2007; $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; $5.99 in 2012; $6.25 in 2013; and $5.91 in 2014.

We believe that disciplined execution of our five-pillar strategy will continue to lead to sustainable, superior results for the Company and our shareholders.

Acquisition of Covance

The Company closed its acquisition of Covance on February 19, 2015. This unique combination strengthens the Company’s leadership in medical testing and significantly enhances its offerings to the drug development industry. The transaction is the culmination of years of careful strategic evaluation regarding how to best position LabCorp to achieve future profitable growth. The Company has seen early indications that the addition of Covance will deliver enhanced services to the pharmaceutical industry, benefiting health care stakeholders.

Covance is a leading global contract research organization (“CRO”) with clinical trial activity in more than 100 countries that offers a wide range of early-stage and late-stage product development services to the pharmaceutical and biotechnology industries. Covance brings numerous complementary capabilities to LabCorp, providing distinct competitive advantages that we expect will be realized through effective collaboration and integration within the unified organization. Covance has been involved in the development of all of the top 50 pharmaceuticals, measured by sales volume, on the market today and we believe enjoys strong and enduring client relationships. Furthermore, biopharmaceutical companies consistently rank Covance as the preferred provider within the CRO industry.

The combination of LabCorp and Covance creates a new organization that we believe is well positioned to deliver an unrivaled set of services that benefits consumers, physicians, biopharmaceutical companies and payers. We expect that the combined company will create new revenue sources, grow its customer base and expand its international presence, while accelerating revenue growth and generating strong cash flows. We expect LabCorp to be the partner of choice for biopharmaceutical companies through the delivery of faster clinical trial enrollment, end-to-end services in support of companion diagnostics, and resources that will enhance Phase IV patient experiences and post-market surveillance. We expect that, in turn, this will allow LabCorp to further invest in its business, fund future expansion and create value for shareholders.

The Company now operates in two business segments: LabCorp Diagnostics and Covance Drug Development. These segments are closely aligned and share the objective of improving patient care by providing world-class diagnostics and knowledge services, respectively.

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Shareholder Engagement and Evolution of Compensation Plan

Last year, our annual advisory vote on executive compensation received support from approximately 95% of our shareholders. We are committed to designing a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. Since 2011, our compensation program has changed considerably, including several key structural changes:

•	We have increased the performance-based shares in the long-term incentive program from 40% in 2011 to 70% in 2014;

•	We have eliminated the use of stock options;

•	We have incorporated a relative total shareholder return (“TSR”) metric into our long-term incentive program; and

•	We have amended the performance metrics in our annual and long-term incentive programs to create stronger alignment with our strategic priorities.

To ensure shareholder input is reflected in our programs, we maintain ongoing engagement with our shareholders for the specific purpose of seeking their views and feedback on our compensation and corporate governance programs. Since our last annual meeting, we have engaged with holders representing more than 75% of our shares outstanding. Key areas of discussion with shareholders in 2014 included a review of 2014 performance, the acquisition of Covance, corporate governance philosophy and practices and executive compensation.

Feedback from our shareholders on compensation is shared with our Compensation Committee and discussed as part of the Committee’s annual review of our compensation program. Specific feedback we have received from investors over the past three years has been reflected in the evolution of the executive compensation program and compensation best practices:

(1)	Measured as the Company’s TSR relative to the TSR of those companies listed in the S&P Health Care Index.

(2)	Measured as the Company’s TSR relative to the TSR of those companies listed in the Company’s Peer Grpup.

As part of the Compensation Committee’s annual review of the compensation program, the Committee determined to make one change to the long-term performance share program. The Committee revised the TSR metric to act as a modifier on the performance share metrics. The Committee made this adjustment consistent with feedback from shareholders and a review of comparable programs. If the three-year cumulative relative TSR falls below the 25th percentile, the calculated payout of the performance shares will be reduced by 25 percent. If the three year cumulative relative TSR is above the 75th percentile, the calculated payout of the performance shares will be increased by 25 percent. The Committee believes this change will ensure that exceptional or subpar TSR performance appropriately limits or rewards long-term incentive compensation related to EPS growth and revenue. The metrics for the long-term performance share program are as follows:

•	70%: EPS Growth over a three-year period

•	30%: Revenue over a three-year period

•	25%: Modifier - Relative TSR over a three-year period

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Our long-term incentives will continue to represent the overwhelming majority of our executives’ compensation mix to maintain emphasis on long-term alignment with the interests of our shareholders. The long-term incentive mix will also continue to be 70% performance-based awards and 30% restricted stock units.

For 2014, the Committee did not increase any element for Mr. King’s pay (base, target bonus, LTI grant) and maintained a target pay mix for long-term incentives for Mr. King consisting of 70 percent of performance shares and 30 percent of restricted stock units. The Committee concluded that this was consistent with its commitment to responding to shareholder feedback, structuring pay for performance, and incenting executives to achieve superior financial results and create shareholder value.

Compensation Program Overview and Alignment with Performance

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk-taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Highly performance-based variable compensation. Performance-based compensation comprises a significant part of total compensation, with the combined percentage of variable and at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

The Committee has structured our executive compensation program to align compensation with performance using three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. While the Committee sets total target compensation for these three elements to be competitive in relation to the median peer compensation as reflected in data provided by Cook & Co., its independent consultant, the Committee places greater emphasis on the variable or at-risk portion of compensation. With the acquisition of Covance, the Committee is working with Cook & Co. and management to align Covance’s compensation practices with the Company’s strong compensation practices.

Approximately 52 percent of our CEO’s target compensation is based on long-term performance and is delivered in equity. We believe the significant portion of total compensation, delivered in equity, tightly aligns Mr. King’s performance with the Company’s objectives and our shareholder’s expectations. Over 67 percent of our CEO’s compensation is performance-based. Throughout our engagement with shareholders, this approach has been consistently endorsed. The charts below show the mix of pay elements included in total compensation opportunities for 2014 for our Chief Executive Officer and an average for our other named executive officers, with the exception of Mr. Eisenberg, who joined the Company in 2014, and Mr. Hayes, who announced in October 2013 that he was retiring:

CEO MIX OF PAY ELEMENTS BASED ON TARGET AWARD OPPORTUNITIES	OTHER NEO PAY MIX BASED ON TARGET AWARD OPPORTUNITIES

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The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted EPS, EBITDA, and relative total shareholder return (compared against out peer group). Our current compensation program rewards our executives for achieving goals set for these financial measures, as well as provides them a direct incentive to both preserve shareholder value and increase the Company’s stock price. A substantial majority of the executives’ 2014 compensation opportunity was in the form of variable and performance-based awards, including performance-based cash compensation under our annual incentive cash plan (“MIB Plan”), restricted stock units and performance shares, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•	the MIB Plan only provides payments if performance goals are met or exceeded;

•	payments under the MIB Plan, if any, are based on a mix of Company goals common to all executives and strategic and individual goals for each executive in line with the executive’s major responsibilities, so that incentive cash payments relate to both Company performance as well as individual performance, and performance goals are tied to specific financial and operational priorities of the Company each year;

•	by granting performance shares on overlapping cycles, the Company is able to make adjustments to new cycles of multi-year performance goals each year, as appropriate; and

•	a significant portion of long-term incentives (70 percent) are earned only if three-year objective performance goals are met.

The Committee believes this program reflects our strong commitment to a results-driven compensation program. And, the amounts earned in 2014 by our named executive officers reflect this approach. For example, most of the Company’s financial goals under the MIB Plan were achieved near or slightly above target. As a result of the level of performance on those goals and after taking into account individual goals, and our strong performance, each named executive officer received MIB Plan payouts slightly above target, at 105.3 percent of the target. Our commitment to paying for performance is demonstrated below. In 2012 and 2013 when our financial results and stock price performance did not meet our expectations, MIB payouts equaled 70% and 52% of target respectively. The chart below shows the total payout of the annual non-equity incentive compensation for Mr. King year over year from 2011 to 2014.

Strong Compensation Practices

Consistent with the Company’s focus on enhancing the alignment of the interests of our executive officers and those of our shareholders, the Company’s executive compensation program has the following features:

•	all executives must meet significant stock ownership requirements that increase with their level of responsibility within the Company; in 2014 the stock ownership requirements for the Chief Executive Officer and Executive Vice Presidents were six times base salary and three times base salary, respectively;

•	we prohibit pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•	we do not provide any tax gross-ups to executives, including on any severance/change in control payments;

•	there is a cap on the annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

•	there are no employment agreements other than, in 2015, an employment agreement with the CEO of Covance Inc. that will last for approximately 5 months following that acquisition;

•	the Master Senior Executive Severance Plan, which provides financial protection for our executives in circumstances involving a change in control, is a “double trigger” plan, requiring termination following a change in control for severance payouts;

•	a clawback provision under the 2012 Omnibus Incentive Plan requires repayment of awards in the event of an accounting restatement involving certain forms of misconduct;

•	no guaranteed bonuses;

•	personal use of corporate aircraft is subject to prior approval by the Board and is strongly discouraged;

•	no excessive severance or change in control provisions; and

•	no payment of dividends on stock options or unvested performance awards.

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The Role of the Compensation Committee

The Compensation Committee is responsible for the development, oversight and implementation of the executive compensation plan. The Committee works throughout the year, reviewing compensation trends, evaluating emerging best practices and considering changes to the executive compensation program that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance. In determining whether changes to the executive compensation program are needed, the Committee considers the goals and strategic objectives of the Company, including changes to strategy that should be reflected in the incentive structure of the management team. The Committee also considers the results of prior advisory votes on compensation and direct shareholder feedback in determining changes to the executive compensation program. The Committee approves changes to each component of executive officer compensation, including merit increases in base salary, annual incentive awards and long-term equity incentive awards.

Compensation Decisions for Mr. King

With regard to compensation decisions for Mr. King, our Chief Executive Officer, the Compensation Committee considers the results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the Compensation Committee leads the independent non-employee directors through a review of Mr. King’s annual accomplishments, a review and approval of compensation actions recommended by the Compensation Committee, and a review of performance objectives for the next year. The Board (except for Mr. King) reviews and approves the Committee’s decisions with respect to Mr. King’s compensation.

The Role of Management

Annually, Mr. King is invited to provide input on the Compensation Committee’s executive compensation decisions, as well as propose awards for the other executive officers, based on his assessment of past and expected individual performance and contribution.

The Role of the Independent Consultant

Cook & Co., the Committee’s independent compensation consultant, plays an integral role in supporting the Compensation Committee in the compensation-setting process, and one of its representatives attends most of the Compensation Committee meetings to serve as a resource for the Committee. Cook & Co. provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory/compliance developments. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and the Committee chair may request meetings with the independent compensation consultant in executive session without management present. The Compensation Committee has sole authority to retain or replace the independent compensation consultant. In order to maintain consultant independence, Compensation Committee pre-approval is required for all services performed by the independent compensation consultant. In 2014, the Committee assessed the independence of Cook & Co. considering, among other factors, the independence factors established by the New York Stock Exchange. Specifically, Cook & Co. provides no services to the Company or its management other than the services provided to the Compensation Committee in its capacity as the Committee’s independent adviser on executive compensation matters. Cook & Co. affirmed that no member of the consulting team provided advice to the Company’s Compensation Committee or has any business or personal relationship with the CEO or any member of the Company’s Compensation Committee. It also affirmed that neither Cook & Co. nor any member of the consulting team serving the Company’s Compensation Committee owns any stock or equity derivatives of the Company. In addition, the Committee evaluated the work of Cook & Co. and determined that its work raised no conflict of interest, including under applicable New York Stock Exchange factors.

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Use of Peer Group

In evaluating executive compensation, the Compensation Committee considers both absolute performance of the Company and performance relative to an established peer group, as well as the pay practices of that peer group. With input from Cook & Co., the comparative peer group is selected from public companies in the healthcare services industry that are closest to LabCorp in terms of scope of services and are of a similar size in terms of revenue, profitability, cash flow, market capitalization and number of employees. Beginning in 2012, the Committee also considered the peer group used by our most direct competitors in determining our peer group. The companies included in the 2014 comparative peer group were:

•	Agilent Technologies, Inc.	•	DaVita HealthCare Partners Inc.	•	Quest Diagnostics Incorporated
•	Allergan, Inc.	•	Henry Schein, Inc.	•	St. Jude Medical, Inc.
•	Baxter International Inc.	•	Life Technologies Corporation	•	Stryker Corporation
•	Becton, Dickinson and Company	•	Omnicare, Inc.	•	Thermo Fisher Scientific Inc.
•	Boston Scientific Corporation	•	Owens & Minor, Inc.	•	Zimmer Holdings, Inc.
•	Covidien plc

Each year, with the support of Cook & Co., the Committee reviews the peer group to ensure it remains valid for benchmarking purposes and makes adjustments as needed to reflect changes in business strategy and peer circumstances (e.g., acquisitions). No changes were made to the peer group for 2014.

Annually, Cook & Co. prepares a review of competitive total compensation for the Company’s executives versus total compensation for similar positions at our peer group companies and utilizes national survey data for executives for whom there is insufficient comparable information in the peer company proxy statements. The competitive review confirmed that, for 2014, the Company continues to meet its compensation objectives, with a mix of lower cash compensation and somewhat higher long-term incentives than its peers. We have historically emphasized higher long-term incentives to more closely align our executives’ interests with the long-term performance of the Company.

2014 Actions

Our executive compensation program focuses on three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The following chart shows how these elements were used by the Committee in 2014.

In addition to the three main elements of our compensation program, we also provide limited perquisites, severance benefits, and post-retirement benefits as part of a standard, competitive compensation package.

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Base Salary

While the Compensation Committee generally targets salary levels of the named executive officers at or below the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. Annual changes in base salaries are determined using several factors, including the peer group’s practices, our performance, the individual’s performance and increases generally provided to our employees.

For 2014, Mr. King did not receive an increase in base salary. Each of the other NEOs, other than Mr. Eisenberg, received a two percent increase in base salary for 2014. The decision to increase the base salaries for these NEOs was made after taking into account the fact that the increases were consistent with increases given to all other employees in the Company. Mr. Eisenberg’s base salary was established based upon negotiations with him when he joined the Company in June 2014.

Annual Cash Incentive Pay (MIB Plan)

Our MIB Plan is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. Target MIB Plan award amounts for 2014 for the named executive officers ranged from 50 percent to 150 percent of base salary, depending on the role of the executive. Except for Mr. Hayes, who retired in June 2014 and received a pro-rated amount of his Target MIB Plan Award for 2014, each of the named executive officers earned annual incentive cash payments of approximately 105 percent of their 2014 target goals.

Company financial goals may be achieved by the named executive officers at a threshold, target or superior level. If actual performance measures fall between either the threshold and target levels or the target and superior levels, the payouts are prorated accordingly. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Individual and strategic goals are measured based on a yes/no outcome (i.e., the goal was either achieved, triggering a 100 percent target payment, or was not achieved, resulting in no payment).

Company Financial Goals. For 2014 each of our named executive officers shared two Company financial goals based on the following two measures:

•	Revenue(1) (35 percent weighting); and

•	EBITDA(2) (35 percent weighting).

The revenue and EBITDA performance measures were selected as performance measures because they are top-line and bottom-line measures used by the Company and the investment community to evaluate our operating performance.

In addition to the shared Company financial goals described above, the performance measures used for the remaining 30 percent of each named executive officer’s target amount were directed to specific areas of focus for each named executive officer for 2014, tying individual performance to strategic goals that were intended to contribute to our overall success. The individual and strategic goals applicable to each named executive officer under the MIB Plan for 2014 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

Setting and Evaluating Performance Targets. The threshold, target and superior goals for revenue and EBITDA measures were based on various outcomes considered by the Compensation Committee, with the target amounts most closely approximating the Company’s operating budget approved by the Board. The achievement of performance measures that are not financially-based was determined by the Committee in its discretion, after discussion with Mr. King. Performance levels are determined annually by the Compensation Committee based upon its collective experience and reasoned business judgment. The Compensation Committee determines the performance measures, performance targets and allocation for Mr. King. In turn, the Committee has delegated to Mr. King the responsibility of determining the incentive plans for each of the other named executive officers, using substantially the same Company targets established by the Compensation Committee, subject to the approval of the Compensation Committee.

Results for 2014 Company Financial Goals. The 2014 goals that were common for each of the named executive officers and the result for the year for each goal were:

Goal	Threshold	Target	Superior	2014 Result	% of Target
Revenue(1)	$5,655 billion	$5,928 billion	$6,201 billion	$6,012 billion	101.4%
EBITDA(2)	$1,130 billion	$1,202 billion	$1,274 billion	$1,202 billion	99.0%

(1)	Revenue represents the Company’s consolidated net revenues as reported in the Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	EBITDA represents the Company’s earnings before interest, income taxes, depreciation and amortization. The Company also includes in its EBITDA the EBITDA of its two joint venture partnerships in Alberta, CA and Milwaukee, WS.

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Mr. King

As Chief Executive Officer, Mr. King had individual goals for 2014 that were focused on the importance of executing key elements of our strategic plan. As a result of the achievements reflected in the table below, Mr. King’s earned annual incentive cash payment was approximately 105 percent of his 2014 target goal.

2014 TARGET AND ACTUAL PAYOUT

	Target %	Total Opportunity	Actual Payout %
Base Salary	of Base Salary	at Target	of Target	Actual Payout
$1,013,000	150%	$1,519,500	105.3%	$1,600,450

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	35%	Revenue	$265,913	$531,825	$797,738	$613,255
	35%	EBITDA	$265,913	$531,825	$1,063,650	$531,345
Individual/Strategic Goals:(2)	20%	Successful Launch of Enlighten Health	$-	$303,900	$-	$303,900
Individual/Strategic Goals:(3)	10%	Organizational Talent Development	$-	$151,950	$-	$151,950
TOTAL	100%		$531,826	$1,519,500	$2,317,238	$1,600,450

(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the successful launch of Enlighten Health.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of organizational talent development.

Mr. Boyle

As Chief Operating Officer, Mr. Boyle had individual goals for 2014 that were based on operational matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Boyle’s earned annual incentive cash payment was approximately 105 percent of his 2014 target goal.

2014 TARGET AND ACTUAL PAYOUT

	Target % of Base	Total Opportunity at	Actual Payout % of
Base Salary	Salary	Target	Target	Actual Payout
$634,685	125%	$793,356	105.3%	$835,621

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	35%	Revenue	$138,838	$277,675	$416,513	$320,191
	35%	EBITDA	$138,838	$277,675	$555,350	$277,424
Individual/Strategic Goals:	15%	Enhance and improve internal	$-	$119,003	$-	$119,003
		reporting of test level information for
		use in management of supplies and
		expenses(2)
	15%	Organizational Talent	$-	$119,003		$119,003
		Development(3)
TOTAL	100%		$277,676	$793,356	$1,209,869	$835,621

(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the success of the improved internal reporting of test level information for use in management of supplies and expenses.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and implementation of the organization talent development.

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Dr. Brecher

As Chief Medical Officer, Dr. Brecher had individual goals for 2014 that were based on the completion of the UHC/BeaconLBS clinical policies reconciliation and leadership in development and execution of implementation plans for integrating UpToDate into our laboratory test offerings, in line with his major responsibilities. As a result of the achievements reflected in the table below, Dr. Brecher earned an annual incentive cash payment that was approximately 105 percent of his target goal.

2014 TARGET AND ACTUAL PAYOUT

	Target % of Base	Total Opportunity at	Actual Payout % of
Base Salary	Salary	Target	Target	Actual Payout
$353,320	50%	$176,660	105.3%	$186,071

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	35%	Revenue	$30,916	$61,831	$92,747	$71,298
	35%	EBITDA	$30,916	$61,831	$123,662	$61,775
Individual/Strategic Goals:	15%	Completion of the UHC/BeaconLBS	$-	$26,499	$-	$26,499
		clinical policies reconciliation(2)
	15%	Leadership in development and	$-	$26,499	$-	$26,499
		execution of implementation plans
		for integrating UpToDate into our
		offerings(3)
TOTAL	100%		$61,832	$176,660	$269,407	$186,071
(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the successful completion of the UHC/BeaconLBS clinical policies reconciliation.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on Dr. Brecher’s leadership in developing and executing implementations for integrating UpToDate into our offerings.

Mr. Eberts

As Chief Legal Officer, Mr. Eberts had individual goals for 2014 that were based on legal and regulatory matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Eberts’ earned an annual incentive cash payment that was approximately 105 percent of his 2014 target goal.

2014 TARGET AND ACTUAL PAYOUT

Target % of Base		Total Opportunity at	Actual Payout % of
Base Salary	Salary	Target	Target	Actual Payout
$437,515	50%	$218,758	105.3%	$230,412

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
	%	Goal	Threshold	Target	Superior	Actual Payout
Company Financial Goals:(1)	35%	Revenue	$38,283	$76,565	$114,848	$88,288
	35%	EBITDA	$38,283	$76,565	$153,130	$76,496
Individual/Strategic Goals:	15%	Develop a shareholder engagement	$-	$32,814	$-	$32,814
		plan on compensation and
		governance issues(2)
	15%	Strengthen Compliance	$-	$32,814	$-	$32,814
		Department(3)
TOTAL	100%		$76,566	$218,758	$333,606	$230,412

(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on its review of the shareholder engagement plan on compensation and governance issues.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on successful expansion and strengthening of the Compliance Department, including expansion of the Company’s compliance program to non-US based locations and responsiveness to compliance issues in the marketplace.

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Mr. Eisenberg

Mr. Eisenberg was appointed Chief Financial Officer effective June 16, 2014. As Chief Financial Officer, Mr. Eisenberg had individual goals for 2014 that were based on his responsibility for financial management, as well as his responsibility for completing certain strategic acquisition integrations. As a result of the achievements reflected in the table below, Mr. Eisenberg earned an annual incentive cash payment that was approximately 105 percent of his target goal.

2014 TARGET AND ACTUAL PAYOUT

	Target % of Base	Total Opportunity at	Actual Payout % of
Base Salary	Salary	Target	Target	Actual Payout
$625,000	96%	$600,000	105.3%	$344,553

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
							Actual
						Target	Pro-Rated
	%	Goal	Threshold	Target	Superior	Payout	Payout
Company Financial Goals:(1)	35%	Revenue	$105,000	$210,000	$315,000	$242,154	$132,025
	35%	EBITDA	$105,000	$210,000	$420,000	$209,810	$114,390
Individual/Strategic Goals:	15%	Improve financial reporting/	$-	$90,000	$-	$90,000	$49,069
		analysis(2)
	15%	Strengthen Finance organization	$-	$90,000	$-	$90,000	$49,069
		effectiveness and talent
		development(3)
TOTAL	100%		$210,000	$600,000	$915,000	$631,964	$344,553(4)
(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on its review and improvement of the financial reporting/analysis.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target for this goal based on the Finance organizations’ effectiveness and talent development.
(4)	Mr. Eisenberg’s bonus is prorated to 54.5% of annual target, based on period of employment during 2014.

Mr. Hayes

On October 17, 2013, Mr. Hayes announced his intention to retire as our Chief Financial Officer. Mr. Hayes continued to serve as Chief Financial Officer until Mr. Eisenberg took over that role on June 16, 2014. As a result of Mr. Hayes’s departure, he received an MIB Plan Award for 2014 of 50 percent of his target. Because Mr. Hayes announced prior to the beginning of 2014 his intention to retire, his MIB Plan Award for 2014 was based only on Company Financial Goals and was paid out at 50 percent of target due to his service for only a portion of the year.

2014 TARGET AND ACTUAL PAYOUT

	Target % of Base	Total Opportunity at	Actual Payout % of
Base Salary(1)	Salary	Target	Target	Actual Payout
$479,400	100%	$479,400	50%	$239,700
(1)	Prorated for partial year.

2014 RESULTS

		Allocation by Goal	Incentive Cash Payment	Opportunity by Goal by Level of Achievement
						Actual
						Target
	%	Goal	Threshold	Target	Superior	Payout
Company Financial Goals:(1)	50%	Revenue	$-	$239,700	$-	$119,850
	50%	EBITDA	$-	$239,700	$-	$119,850
TOTAL	100%		$-	$479,400	$-	$239,700
(1)	The 2014 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2014 Company Financial Goals.”

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Long-Term Incentive Awards

Long-term incentive awards for 2014 continued to be comprised of a mix of restricted stock units (30 percent of target value, based on grant date fair value) and performance share awards (70 percent of target value, based on grant date fair value). Stock options are no longer used in our long-term incentive plan and we have dramatically increased the use of performance-based equity awards. Both of these important changes are responsive to shareholder feedback and we believe our current long-term program is aligned with market trends.

The Compensation Committee believed that a balanced program using performance-based awards and restricted stock units achieves all of the following:

•	rewards stock-price growth;

•	delivers performance-based, at-risk compensation through performance shares;

•	ensures longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;

•	provides attractive retention features through multi-year vesting and the use of restricted stock units (3-year vesting requirement);

•	aligns the interests of the executive officers, including the named executive officers, with the interests of all shareholders; and

•	aligns with emerging practices of the market and is supported by the peer group data.

Long-term incentive award values for 2014 were structured so that target award opportunities were generally positioned in order to deliver total direct compensation at the median of the peer group. Mr. King’s award values for 2014 were slightly above the median of the peer group and the award values for the balance of the named executive officers for 2014, other than Mr. Eisenberg, ranged from slightly above the median to below the median of the peer group. The Compensation Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, as reviewed and recommended to the Committee by Mr. King. These values were selected based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the Committee’s assessment of the Company’s performance. Restricted stock units vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date.

In connection with Mr. Eisenberg’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee approved equity awards to Mr. Eisenberg that were viewed as necessary to attract him to the Company. Mr. Eisenberg received a pro-rated equity award that was consistent with the long-term incentive awards granted to the other named executive officers for 2014 and described above. Mr. Eisenberg also received a pro-rated equity award that was consistent with the long-term incentive award that was granted to the executive officers in 2013. This award was comprised of 30% restricted stock units and 70% performance shares and vests over the same times and with the same performance conditions as the long-term incentive awards made in 2013 to the executive officers. Mr. Eisenberg also received an initial grant of restricted stock units that vest over a 3-year period to provide him with an additional alignment to the interests of our shareholders. This sign-on grant was partially awarded to off-set the forfeiture of unvested equity awards at his previous employer. By using a mix of these award types, the Company was able to meet the objective of attracting Mr. Eisenberg to the Company, while at the same time aligning his interests with those of our executives and our shareholders.

2014-2016 Performance Shares Granted

Performance shares granted to each of the named executive officers for the 2014-2016 performance period will be earned, if at all, based on three-year average annual EPS growth, 3-year cumulative revenue, and total shareholder return relative to our peer group, as follows:

Goal	Weighting	Threshold	Target	Superior
		$6.25	$6.50	$6.75
EPS Growth (annual)	70%	(2% annual growth)	(4% annual growth)	(6% annual growth)
Revenue (cumulative)	30%	$17,541 billion	$17,773 billion	$18,121 billion
Relative Total Shareholder Return Modifier	N/A	-25%	No adjustment	+25%

Details related to the grant size for each named executive officer can be found in the Grants of Plan-Based Awards table on page 41.

EPS growth and revenue were selected as targets because they are important measures used by the Company and the investment community to evaluate our operating performance. EPS goals require annual growth against each prior year EPS outcome over the entire three year period. The revenue goal in the long-term incentive program reflects the multilayer cycle in certain strategic revenue objectives. Relative total shareholder return modifier was selected based on feedback from our shareholders, Cook & Co.’s recommendations and the Compensation Committee’s determination to link a portion of long-term incentive compensation directly to relative shareholder returns. Amounts earned are prorated for achievement between levels. Failure to achieve threshold would result in the executives receiving no performance shares for the period in question.

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2012-2014 Performance Share Awards Earned

We granted performance share awards in 2012 that would be earned only to the extent the stated performance goals over the three-year performance period ending December 31, 2014 were realized. Awards were earned at 23.6 percent of target, and subsequently vested on March 30, 2015 based on the Company’s achievement of its goals as described in the chart below:

			Threshold	Target	Superior	2012-2014 Result
Goal		Weighting	(3 years)*	(3 years)*	(3 years)*
Adjusted Operating
Income	(Cumulative Total)	40%	$3,475.5	$3,703.9	$3,818.0	$3,029.1
Sales* (in millions)	(Cumulative Total)	40%	$16,427.4	$16,742.1	$17,074.7	$16,483.8
Total Shareholder						Bottom
Return**		20%	30th Percentile	50th Percentile	70th Percentile	Quartile
*	Excludes revenue from Gamma Dynacare.
**	Refers to the percentile among the S&P 500 Health Care Companies based on Total Shareholder Return.

The chart below shows the reduction in the total payout of the performance share awards earned for Mr. King year over year from 2012 to 2015.

Equity Grant Practices; Clawback Requirement

Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a regularly scheduled Compensation Committee meeting. Under the 2012 Omnibus Incentive Plan used for these awards, the grant date of an award is the date the Compensation Committee approves the award and the price is based on the closing market price on the grant date. The Compensation Committee does not time awards with the release of information concerning the Company.

Awards that have been made pursuant to the 2012 Omnibus Incentive Plan are subject to a mandatory repayment policy pursuant to which gains on such awards may be recovered in the event of an accounting restatement involving certain forms of misconduct. In addition, awards made under the 2012 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2012 Omnibus Incentive Plan or in any other agreement with the grantee).

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Stock Ownership Guidelines

The Board believes that requiring senior management to maintain a significant personal level of stock ownership ensures that each member of senior management is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, each member of senior management must acquire and maintain a level of ownership in the Company’s Common Stock equivalent to a number of shares having a value that is a multiple of that executive’s base salary using the salary and stock price as of the date he or she became subject to the stock ownership program. This level will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement, as explained below. In 2012, the guidelines were revised to increase the multiple for the Chief Executive Officer to 6x and the multiple for Executive Vice Presidents to 3x. In 2013, the guidelines were revised to cover all senior leadership. The ownership requirements for each position are:

Company Stock Ownership Requirements
Position	as a Multiple of Base Salary
Chief Executive Officer	6x
Executive Vice Presidents	3x
All Other Senior Leadership	1x

Until the ownership requirement is met, an executive is required to hold 50 percent of any shares of Company stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent. As of December 31, 2014, each of the Named Executive Officers except for Mr. Eisenberg had exceeded his required stock ownership levels.

Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits executives and key employees from pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock.

Perquisites

Beginning in 2011, the Compensation Committee phased out certain perquisites for executives that were not considered consistent with emerging compensation practices, which resulted in discontinuing the annual car allowance, home security system allowance and club membership allowance. The Compensation Committee determined that financial services, long-term disability and personal liability insurance and a wellness exam allowance were appropriate to continue because these benefits help ensure that the Company’s executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for the Company. The aggregate value of these perquisites for 2014 was approximately $15,373 for Mr. King and an average of approximately $12,180 for each of the other named executive officers other than for Mr. Eisenberg and Mr. Hayes, each of whom were only with the Company for a portion of the year. While the Compensation Committee believes that the remaining perquisites are conservative and beneficial to the Company, there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2014, including the valuation and amounts, see the “Summary Compensation Table” below.

Termination and Change-in-Control Payments

The Company has not entered into any employment agreements or other individual termination arrangements with any executives other than a short-term employment letter agreement entered into in connection with the Covance acquisition with Joseph L. Herring, the former Chairman and Chief Executive Officer of Covance and the Chief Executive Officer of our Covance Drug Development business segment. The employment letter agreement terminates on July 31, 2015. The Company adopted a severance plan in 1996 that provides participants financial protection in circumstances involving a qualifying termination, with a higher level of payment if the qualifying termination occurs within three years of a change in control (a “double trigger”). The severance plans are comprised of the Amended and Restated Master Senior Executive Severance Plan (the “Amended and Restated Severance Plan”) and a Master Senior Executive Change-in-Control Severance Plan (the “Change-in-Control Plan”). The Company originally adopted and continues to maintain the severance plans to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

As a result of amendments over time, we believe that the severance plans are appropriately structured and consistent with current market practice. For example, the severance plans provide for severance payments that reflect the actual performance of the executive over prior periods by basing severance payments on actual, rather than target, annual MIB Plan payments and the plans do not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Amended and Restated Severance Plan and the Change-in-Control Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 47.

The 2012 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e. “double trigger”). The plan does not provide for any gross-up and we believe these provisions are consistent with current compensation trends.

In 2004, the Board approved the Senior Executive Transition Policy (the “Transition Policy”) to reflect the belief that a strong succession planning process ensures the continued success of the Company while failure to ensure a smooth transition of leadership would have an adverse effect on the Company and its shareholders. The Compensation Committee continues to believe that the Transition Policy is important to strong succession planning for the Company’s most senior positions. Eligibility requirements for the Transition Policy include, (a) being a member of the management Executive Committee (“EC”) and designated as a participant by the Chief Executive Officer and the Compensation Committee, (b) having five years of service as an EC member, (c) having 10 years of service with the Company, and

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(d) approval from the Board of a plan that ensures a smooth and effective transition of the departing executive’s management team and includes a non-solicit and non-compete agreement. Currently, the only individuals designated for participation in the Transition Policy are Mr. King and Mr. Boyle. Mr. Hayes met the eligibility requirements of the Transition Policy upon his retirement in 2014. The eligibility requirements of the Transition Policy are designed to ensure the retention of the executive over a period of time, to provide the Company with the ability to limit participation to the most senior executives and to ensure the goal of strong succession planning. The Transition Policy also provides additional protection to the Company in the form of non-compete and non-solicitation obligations on the part of the departing executive, and the policy sets forth the treatment of long-term incentive awards made under the Company’s stock incentive plans in the event of a voluntary termination before age 65.

Deferred Compensation Program

In 2001, the Board approved the Deferred Compensation Plan (“DCP”), under which certain of the Company’s executives, including the named executive officers, may elect to defer up to 100 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the Compensation Committee’s assessment of best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company makes no contributions to the DCP. For additional information on the DCP, see the “Nonqualified Deferred Compensation Table” and accompanying narrative on page 46.

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the named executive officers who have met the Plan’s service requirements. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was established included (a) approval of participation by the Chief Executive Officer, (b) being named as a Senior or Executive Vice President or operating in the capacity of one, or (c) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; after that date no new participants have been admitted and no further service credits will be awarded to current participants.

The Company currently offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to all eligible US-based employees, including executives. Company contribution information for executives is reflected in the “Summary Compensation Table” below.

Tax and Accounting Treatments

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) limits the corporate federal income tax deduction for certain “non-performance based” compensation paid to the chief executive officer and, pursuant to IRS guidance, each of the three highest-paid employees (other than the chief financial officer) of public companies to $1 million per year. Compensation that is “performance-based” under Section 162(m) is not subject to this deduction limit. The Compensation Committee has carefully considered the Company’s executive compensation program in light of the applicable tax rules. Our 2012 Omnibus Incentive Plan was structured to permit us to use awards that qualify as “performance-based” under Section 162(m) where appropriate, including for stock options, performance share awards and the majority of our annual cash incentive program. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee exercises its discretion in this area to design a compensation program that serves the long-term interests of the Company and has regularly decided that it is appropriate for the Company to make some compensation awards that are non-deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION COMMITTEE

Robert E. Mittelstaedt, Jr., Chairperson

Jean-Luc Bélingard

Garheng Kong

Adam H. Schechter

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EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2012, 2013 and 2014 to the Company’s named executive officers, which includes the Chief Executive Officer, the former and current Chief Financial Officer and the three other most highly compensated executive officers, is set forth below:

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
					Incentive Plan	Compensation	All Other
Name and Principal		Salary	Stock Awards	Option Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)
David P. King	2014	$1,013,000	$7,538,153	$-	$1,600,450	$295,236	$25,723	$10,472,562
Chief Executive Officer	2013	$1,013,000	$7,450,735	$-	$790,594	$-	$26,667	$9,280,996
	2012	$1,012,700	$5,288,813	$2,252,068	$1,056,872	$58,906	$24,402	$9,693,761
James T. Boyle, Jr.	2014	$632,611	$3,666,518	$-	$835,621	$134,513	$25,511	$5,294,774
Executive Vice President	2013	$587,200	$3,554,850	$-	$404,931	$-	$22,236	$4,569,217
Chief Operating Officer	2012	$511,900	$1,695,335	$869,878	$430,605	$27,400	$23,427	$3,558,545
Mark E. Brecher	2014	$352,165	$507,791	$-	$186,071	$-	$19,897	$1,065,924
Senior Vice President
Chief Medical Officer	2013	$345,260	$491,909	$-	$107,135	$-	$19,973	$964,277
F. Samuel Eberts III	2014	$436,085	$572,834	$-	$230,412	$74,732	$17,083	$1,331,146
Senior Vice President	2013	$371,529	$491,909	$-	$109,774	$-	$13,252	$986,464
Chief Legal Officer	2012	$346,929	$331,672	$171,271	$116,734	$14,089	$12,423	$993,118
Glenn A. Eisenberg	2014	$338,542	$3,946,320	$-	$344,553	$-	$9,083	$4,638,498
Executive Vice President
Chief Financial Officer
William B. Hayes	2014	$277,234	$855,641	$-	$239,700	$216,157	$23,627	$1,612,359
Former Executive Vice	2013	$477,833	$2,537,031	$-	$249,431	$-	$25,059	$3,289,354
President Chief Financial Officer	2012	$469,961	$1,686,254	$863,869	$292,725	$36,720	$24,372	$3,373,901

(1)	Values reflect the amounts actually paid to the named executive officers in each year. Mr. Eisenberg’s base salary reflects that he joined the Company in June 2014. Mr. Hayes’ base salary reflects that he departed from the Company in June 2014. Base salary adjustments, if any, typically occur in February of each year, and are normally effective on March 1. Base salary adjustments are typically not retroactive to the beginning of the year.

(2)	Represents the aggregate grant date fair value of stock options, restricted stock, restricted stock units and performance shares for each named executive officer granted during each respective year, computed in accordance with accounting standards for stock-based compensation. The grant date fair value of restricted stock units is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, 65 percent of the grant date fair value is based on the closing price of the Common Stock on the applicable grant date, and 35 percent of the grant date fair value is based on a Monte-Carlo simulated fair value for the relative (to the peer companies listed in the S&P 500 Health Care Index) total shareholder return component of the performance awards. For this purpose, performance share awards included in the above totals are valued assuming achievement at target, which was the probable outcome determined for accounting purposes at the time of grant. The target and maximum grant date values of performance share awards granted in 2014 included above are as follows:

	Grant Date Value at Target Performance	Grant Date Value at Maximum Performance
Name	($)	($)
David P. King	$5,244,904	$9,178,582
James T. Boyle, Jr.	$2,551,502	$4,465,084
Mark E. Brecher	$352,953	$617,623
F. Samuel Eberts III	$398,756	$697,823
Glenn A. Eisenberg	$1,905,120	$3,333,960
William B. Hayes	$595,440	$1,043,136

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(3)	Represents the amounts earned by each named executive officer during 2014 pursuant to the Company’s MIB Plan. For additional information on these awards for 2014, see the “Grants of Plan-Based Awards” table below and “Compensation Discussion & Analysis – Annual Cash Incentive Pay” above.

(4)	Represents solely the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Company’s pension plans from December 31, 2011 to December 31, 2012, December 31, 2012 to December 31, 2013, and December 31, 2013 to December 31, 2014, respectively. For the assumptions made in the 2014 valuations, see Note 16 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2014. These assumptions change from year to year to reflect current market conditions.

(5)	Includes the value of the following perquisites: financial services; executive long-term disability premiums; personal liability insurance premiums; and wellness exam pursuant to the policies in effect for a particular year. Also includes Company 401(k) contributions, which are applicable to all eligible employees. Financial services amounts are based on the actual amounts paid by the Company to its third party vendor for financial services. Use of the corporate jet is provided by the Company to the named executive officers for business trips. Any personal use of the corporate jet is strongly discouraged and subject to review and prior approval by the CEO and designated directors. In 2012, 2013 and 2014, none of the named executive officers had any personal use of the corporate jet.

Perquisites

The table below details the perquisites including those that exceeded 10 percent of the total perquisites offered to the named executive officer during 2014, plus the Company contributions into each executive’s 401(k) account during 2014.

		Financial	Long-term	Personal Liability	Wellness	Company-paid
Name	Year	Services(1)	Disability(1)	Insurance(1)	Exam(1)	401-k(2)
David P. King	2014	$12,590	$1,776	$1,007	$-	$10,350
James T. Boyle, Jr.	2014	$10,060	$1,480	$621	$3,000	$10,350
Mark E. Brecher	2014	$10,175	$1,364	$558	$-	$7,800
F. Samuel Eberts III	2014	$7,245	$1,480	$558	$-	$7,800
Glenn A. Eisenberg	2014	$-	$740	$543	$-	$7,800
William B. Hayes	2014	$9,975	$740	$621	$-	$12,291

(1)	Represents the actual cost of the perquisite, the value of which is taxable to the named executive officer, but which taxes are not reimbursed by the Company.
(2)	Includes the Company Non-Elective Safe Harbor Contribution and Company Discretionary Contribution, which is applicable to all eligible employees.

Grants of Plan-Based Awards

During 2014, the following restricted stock unit and performance share awards, and annual cash incentive awards pursuant to the MIB Plan, were made to the named executive officers.

			Estimated Possible Payouts Under			Estimated Future Payouts Under			All Other
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock Awards:
									Number of	Grant Date
									Shares of Stock	Fair Value
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	of Stock
Name	Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Awards(4)
David P. King	Restricted	2/11/14							25,030	$2,293,249
	Stock Units
	Performance	2/11/14				29,200	58,400	102,200		$5,244,904
	Share
	MIB Plan	3/31/14	$531,826	$1,519,500	$2,317,238
James T. Boyle, Jr.	Restricted	2/11/14							12,170	$1,115,015
	Stock Units
	Performance	2/11/14				14,205	28,410	49,717		$2,551,502
	Share
	MIB Plan	3/31/14	$277,676	$793,356	$1,209,869
Mark E. Brecher	Restricted	2/11/14							1,690	$154,838
	Stock Units
	Performance	2/11/14				1,965	3,930	6,877		$352,953
	Share
	MIB Plan	3/31/14	$61,832	$176,660	$269,407

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			Estimated Possible Payouts Under			Estimated Future Payouts Under			All Other
			Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock Awards:
									Number of	Grant Date
									Shares of Stock	Fair Value
			Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	of Stock
Name	Award Type	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	Awards(4)
F. Samuel Eberts III	Restricted	2/11/14							1,900	$174,078
	Stock Units
	Performance	2/11/13				2,220	4,440	7,770		$398,756
	Share
	MIB Plan	3/31/14	$76,566	$218,758	$333,606
Glenn A. Eisenberg	Restricted	6/16/14							12,150	$1,224,720
	Stock Units	6/16/14							3,080	$310,464
	Performance	6/16/14							5,020	$506,016
	Share	6/16/14				3,590	7,180	12,565		$723,744
	MIB Plan	6/16/14				5,860	11,720	20,510		$1,181,376
		3/31/14	$114,494	$327,126	$498,867
William B. Hayes	Restricted	2/11/14							2,840	$260,201
	Stock Units
	Performance	2/11/14				3,315	6,630	11,602		$595,440
	Share
	MIB Plan	3/31/14	$-	$239,700	$-

(1)	Amounts represent the range of possible payouts denominated in dollars pursuant to the MIB Plan, as established by the Compensation Committee in February 2014. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Annual Cash Incentive Pay” above.

(2)	Amounts represent the range of estimated potential shares to be earned under performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Long-Term Incentive Equity Awards” above.

(3)	Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service, with the exception of the award to Mr. Eisenberg of 3,080 restricted stock units, which vest ratably over two years, beginning on February 12, 2015, based on continued services.

(4)	Amounts represent the full grant date fair value of restricted stock unit and performance share awards as computed in accordance with accounting standards for stock-based compensation, but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any named executive officer based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s common Stock. The value of the performance share awards if they are achieved at the maximum payout is as follows: Mr. King - $9,178,582; Mr. Boyle - $4,465,084; Dr. Brecher - $617,623; Mr. Eberts - $697,823; Mr. Eisenberg - $3,333,960; and Mr. Hayes - $1,043,136.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2014, the number of outstanding stock options, restricted stock, restricted stock units and performance shares held by the named executive officers:

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
		Number of	Number of					Unearned	of Unearned
		Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
		Underlying	Underlying			Shares or Units	of Shares or	or Other	or Other
		Unexercised	Unexercised	Option	Option	of Stock That	Units of Stock	Rights That	Rights That
		Options (#)	Options (#)	Exercise Price	Expiration	Have Not	That Have Not	Have Not	Have Not
Name	Grant Date	Exercisable	Unexercisable(1)	($)	Date	Vested (#)(2)	Vested ($)(6)	Vested (#)(3,4,5)	Vested ($)(6)
David P. King	2/20/2007	150,000		$80.37	2/20/2017
	2/09/2010	196,400		$70.15	2/09/2020
	2/09/2011	177,400		$90.74	2/09/2021
	5/24/2012	99,933	49,967	$84.86	5/23/2022
	2/28/2012					7,367	$794,899
	2/12/2013					16,540	$1,784,666
	2/11/2014					25,030	$2,700,737
	2/28/2012							8,330	$898,807
	2/12/2013							57,890	$6,246,331
	2/11/2014							58,400	$6,301,360
James T. Boyle, Jr.	2/09/2011	57,000		$90.74	2/09/2021
	5/24/2012		19,300	$84.86	5/23/2022
	2/28/2012					2,367	$255,399
	2/12/2013					5,674	$612,225
	6/03/2013					6,667	$719,369
	2/11/2014					12,170	$1,313,143
	2/28/2012							2,666	$287,661
	2/12/2013							19,850	$2,141,815
	2/11/2014							28,410	$3,065,439
Mark E. Brecher	2/9/2011	11,600		$90.74	2/9/2021
	5/24/2012	7,600	3,800	$84.86	5/23/2022
	2/28/2012					467	$50,389
	2/12/2013					1,094	$118,043
	2/11/2014					1,690	$182,351
	2/28/2012							519	$56,000
	2/12/2013							3,820	$412,178
	2/11/2014							3,930	$424,047
F. Samuel Eberts III	5/7/2008	9,200		$75.63	5/7/2018
	2/10/2009	8,200		$60.04	2/10/2019
	2/9/2010	14,100		$70.15	2/9/2020
	2/9/2011	11,600		$90.74	2/9/2021
	5/24/2012	7,600	3,800	$84.86	5/23/2022
	2/28/2012					467	$50,389
	2/12/2013					1,094	$118,043
	2/11/2014					1,900	$205,010
	2/28/2012							519	$56,000
	2/12/2013							3,820	$412,178
	2/11/2014							4,440	$479,076

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	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
								Number of	Payout Value
		Number of	Number of					Unearned	of Unearned
		Securities	Securities			Number of	Market Value	Shares, Units	Shares, Units
		Underlying	Underlying			Shares or Units	of Shares or	or Other	or Other
		Unexercised	Unexercised	Option	Option	of Stock That	Units of Stock	Rights That	Rights That
		Options (#)	Options (#)	Exercise Price	Expiration	Have Not	That Have Not	Have Not	Have Not
Name	Grant Date	Exercisable	Unexercisable(1)	($)	Date	Vested (#)(2)	Vested ($)(6)	Vested (#)(3,4,5)	Vested ($)(6)
Glenn A. Eisenberg	6/16/2014					12,150	$1,310,985
	6/16/2014					3,080	$332,332
	6/16/2014					5,020	$541,658
	6/16/2014							7,180	$774,722
	6/16/2014							11,720	$1,264,588
William B. Hayes	2/09/2011	28,200		$90.74	2/09/2021
	5/24/2012		19,167	$84.86	5/23/2022
	2/28/2012					2,334	$251,839
	2/12/2013					5,634	$607,909
	2/11/2014					2,840	$306,436
	2/28/2012							2,666	$287,661
	2/12/2013							19,710	$2,126,709
	2/11/2014							6,630	$715,377

(1)	Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.

(2)	Restricted stock units vests ratably over three years beginning on the first anniversary of the grant date. Mr. Eisenberg also received a restricted stock unit grant that vested one-half on February 11, 2015 and fully vests on February 11, 2016. He also received a restricted stock unit grant that vests ratably over three years beginning on February 11, 2015. Amounts shown represent the remaining unvested portion.

(3)	Represents the number of shares subject to the February 28, 2012 performance awards that vested on March 30, 2015 following the performance period ending December 31, 2014.

(4)	Based on performance to date, represents the number of shares subject to the February 12, 2013 performance awards for the performance period ending December 31, 2015, assuming achievement at target. Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2014 Annual Meeting.

(5)	Based on performance to date, represents the number of shares subject to the February 11, 2014 performance awards for the performance period ending December 31, 2016, assuming achievement at target. Information on the threshold, target and maximum awards are provided in the “Grants of Plan-Based Awards” table above.

(6)	Aggregate market value is calculated based on the Common Stock price on December 31, 2014, which was $107.90 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

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Option Exercises and Stock Vested

The following chart shows, for 2014, the number and value of stock options exercised and the number and value of vested restricted stock and performance awards for each of the named executive officers:

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David P. King	219,900	$6,565,682	36,627	$3,424,275
James T. Boyle, Jr.	38,600	$700,031	15,161	$1,419,318
Mark E. Brecher	-	$-	2,372	$223,971
F. Samuel Eberts III	10,000	$443,312	2,372	$223,971
Glenn A. Eisenberg	-	$-	-	$-
William B. Hayes	66,533	$936,298	11,696	$1,1003,663

(1)	The value realized on exercise was based on the price at which these shares were sold, which occurred simultaneously with their exercise. Consequently, the value realized was the sale price minus the strike price, multiplied by the number of shares exercised and sold.

(2)	Represents one-third of the restricted stock granted on February 9, 2011, which vested on February 9, 2014 at $91.35 per share, the closing price on February 10, 2014 (the first trading day following February 9, 2014, a Sunday), one-third of the restricted stock granted on February 28, 2012, that vested on February 28, 2014 at $93.54 per share, the closing price on that date, one-third of the restricted units granted on February 12, 2013, that vested on February 12, 2014 at $90.98 per share, the closing price on that date, and 45.1 percent of the performance award granted on February 9, 2011 that vested on March 27, 2014 at $97.87 per share, the closing price on that date. For Mr. Boyle only also represents one-third of the restricted units granted on June 3, 2013 that vested on February 12, 2014 at $90.98 per share, the closing price on that date.

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including each of the named executive officers except for Dr. Brecher and Mr. Eisenberg (who were not eligible to participate as of January 2010), were offered the opportunity to participate in the Cash Balance Plan, and the plan was fully funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at 4 percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the attainment of 21 years of age. Each named executive officer, except Dr. Brecher and Mr. Eisenberg has met the eligibility requirements. As discussed above, the Company also has a Pension Equalization Plan (“PEP”). See “Compensation Discussion & Analysis – Retirement Plans” above.

In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 with respect to both the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 or early retirement at age 55, subject to reduced benefits for each year under age 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of one-half percent per month applied to the full retirement benefit for every month under the age of 65.

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten-year certain and life annuity. If married, the participant has two payment options: (a) ten-year certain and life annuity; or (b) 50 percent joint and survivor annuity. The ten-year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the named executive officers other than Dr. Brecher and Mr. Eisenberg under the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten-year certain and life annuity payment option):

[(0.52) x (Final Average Pay) – (0.50) x (Estimated Social Security Benefit)] x (Credited Service up to 25 years) ÷ (25)

The amount payable could be less if a married participant elected to receive benefits under the 50 percent joint and survivor annuity option. The reduction for the 50 percent joint and survivor annuity is determined using the actuarial basis defined by the pension plans and reflects the possibility that the spouse may outlive the participant, which extends the length of payments.

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The following table shows, as of December 31, 2014, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each of the named executive officers who were eligible to participate in the plans:

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
David P. King	Cash Balance Plan	7.00	$53,060	$ -
	Pension Equalization Plan	8.25	$1,088,669	$ -
James T. Boyle, Jr.	Cash Balance Plan	9.50	$70,573	$ -
	Pension Equalization Plan	10.83	$467,990	$ -
Mark E. Brecher	Cash Balance Plan	-	$-	$ -
	Pension Equalization Plan	-	$-	$ -
F. Samuel Eberts III	Cash Balance Plan	4.00	$28,164	$ -
	Pension Equalization Plan	5.33	$244,629	$ -
Glenn A. Eisenberg	Cash Balance Plan	-	$-	$ -
	Pension Equalization Plan	-	$-	$ -
William B. Hayes	Cash Balance Plan	12	$98,597	$ -
	Pension Equalization Plan	13.25	$602,244	$ -

(1)	The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one-year service requirement. Because of these differing service crediting provisions, there could be a difference of up to 1.5 years between Cash Balance Plan service and PEP service reflected in the column. Credited years of service equals actual years of service with the Company, subject to the crediting provisions above.

(2)	The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 16 to the Company’s audited financial statements included within the 2014 Annual Report on Form 10-K for the year ended December 31, 2014.

Deferred Compensation Plan

The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis –Deferred Compensation Program” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing Rabbi Trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of 25 measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. The Company makes no contributions to the DCP.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

The following table summarizes each named executive officer’s contributions, earnings and aggregate balance under the DCP as of December 31, 2014:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
David P. King	$-	$-	$33,256	$-	$866,946
James T. Boyle, Jr.	$-	$-	$-	$-	$-
Mark E. Brecher	$-	$-	$-	$-	$-
F. Samuel Eberts III	$-	$-	$-	$-	$-
Glenn A. Eisenberg	$-	$-	$-	$-	$-
William B. Hayes	$-	$-	$3,072	$47,430	$-

(1)	Amounts in this column would be included in the Salary column of the Summary Compensation Table above.

(2)	Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(3)	For Mr. King, $681,155 of the amount in this column was reported in the Summary Compensation Table for 2014 and in prior years.

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Potential Payments Upon Termination or Change of Control

The tables that follow provide information related to compensation payable to each named executive officer, other than Mr. Hayes, who left the Company in June 2014, assuming termination of such executive’s employment on December 31, 2014, or assuming a change in control with corresponding qualifying termination occurred on December 31, 2014. Amounts also assume the price of Common Stock was $107.90, the closing price on December 31, 2014.

David P. King	Voluntary Termination (#)	Early Retirement (#)	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$2,026,000	$-	$3,039,000	-	-
Severance (Related to Annual	$-	$-	$-	$2,578,001	$-	$3,867,002	-	-
Incentive Cash Payments)
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	-	-
Stock Options	$1,416,309	$1,416,309	$1,151,240	$-	$-	$1,151,240	$1,151,240	$1,151,240
Restricted Stock	$5,280,303	$5,280,303	$5,280,303	$-	$-	$5,280,303	$5,280,303	$5,280,303
Performance Shares	$13,446,498	$13,446,498	$13,446,498	$-	$-	$13,446,498	$13,446,498	$13,446,498
Health & Welfare Benefits	$-	$-	$-	$9,851	$-	$9,851	$360,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$20,148,110	$20,148,110	$19,883,041	$4,618,852	$5,000	$26,798,894	$20,243,041	$21,383,041

James T. Boyle, Jr.	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$1,269,370	$-	$1,269,370	$-	$-
Severance (Related to Annual	$-	$-	$-	$1,092,639	$-	$1,092,639	$-	$-
Incentive Cash Payments)
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$547,056	$547,056	$444,672	$-	$-	$444,672	$444,672	$444,672
Restricted Stock	$2,900,135	$2,900,135	$2,900,135	$-	$-	$2,900,135	$2,900,135	$2,900,135
Performance Shares	$5,494,915	$5,494,915	$5,494,915	$-	$-	$5,494,915	$5,494,915	$5,494,915
Health & Welfare Benefits	$-	$-	$-	$9,851	$-	$9,851	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$8,947,106	$8,947,106	$8,844,722	$2,376,860	$5,000	$11,216,582	$9,144,722	$10,344,722

Mark E. Brecher	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base	$-	$-	$-	$353,320	$-	$353,320	$-	$-
Compensation)
Severance (Related to Annual	$-	$-	$-	$149,152	$-	$149,152	$-	$-
Incentive Cash Payments)
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$87,552	$-	$-	$87,552	$87,552	$87,552
Restricted Stock	$-	$-	$350,783	$-	$-	$350,783	$350,783	$350,783
Performance Shares	$-	$-	$892,225	$-	$-	$892,225	$892,225	$892,225
Health & Welfare Benefits	$-	$-	$-	$9,851	$-	$9,851	$276,453	$1,416,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$1,335,560	$517,323	$5,000	$1,847,883	$1,612,013	$2,751,560

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F. Samuel Eberts III	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base Compensation)	$-	$-	$-	$446,265	$-	$446,265	$-	$-
Severance (Related to Annual	$-	$-	$-	$152,401	$-	$152,401	$-	$-
Incentive Cash Payments)
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$87,552	$-	$-	$87,552	$87,552	$87,552
Restricted Stock	$-	$-	$373,442	$-	$-	$373,442	$373,442	$373,442
Performance Shares	$-	$-	$947,254	$-	$-	$947,254	$947,254	$947,254
Health & Welfare Benefits	$-	$-	$-	$-	$-	$-	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$1,413,248	$603,666	$5,000	$2,011,914	$1,713,248	$2,913,248

Glenn A. Eisenberg	Voluntary Termination (#)	Early Retirement (#)	Normal Retirement	Involuntary Not for Cause or Good Reason Termination	For Cause Termination	Change-in- Control	Disability	Death
Severance (Related to Base	$-	$-	$-	$1,275,000	$-	$1,275,000	$-	$-
Compensation)
Severance (Related to Annual	$-	$-	$-	$1,200,000	$-	$1,200,000	$-	$-
Incentive Cash Payments)
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock	$-		$2,184,975	$-	$-	$2,184,975	$2,184,975	$2,184,975
Performance Shares	$-		$2,039,310	$-	$-	$2,039,310	$2,039,310	$2,039,310
Health & Welfare Benefits	$-	$-	$-	$9,851	$-	$9,851	$300,000	$1,500,000
Financial Services	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000	$5,000
TOTAL	$5,000	$5,000	$4,229,285	$2,489,851	$5,000	$6,714,136	$4,529,285	$5,729,285

(#)	See discussion of Transition Policy under “Equity Awards: Stock Incentive Plan and Transition Policy” below.

Equity Awards: Stock Incentive Plan and Transition Policy

The treatment of equity awards varies depending on the type of termination. In the event an executive’s employment terminates (other than by reason of death, disability, normal retirement or change in control with a corresponding qualifying termination), stock options that are exercisable at the time of termination, provided, however, that the option does not terminate at an earlier date in accordance with the terms of the grant, may be exercised within three months of termination. All unvested stock options, restricted stock, restricted stock units and performance share awards immediately expire.

Under the Transition Policy, and provided that the executive’s termination of employment otherwise meets the requirements of the Transition Policy, stock options, restricted stock, restricted stock units and performance shares continue to vest through the vesting period as if the executive were still employed unless there is an alternative treatment specified under the form of award agreement. Valuation in the event of a voluntary termination or early retirement is based on a Black-Scholes valuation for unvested shares and the December 31, 2014 market price for restricted stock, restricted stock unit and performance share awards. For purposes of the table above, it is assumed that the measures for the performance share awards will be achieved at the target level. Currently, the only individuals designated for participation in the Transition Policy are Mr. King and Mr. Boyle. Mr. Hayes met the eligibility requirements of the Transition Policy upon his retirement in 2014.

The form of award agreements for the stock options, restricted stock and restricted stock units shown in the table above provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement or a change in control (with a corresponding qualifying termination, in the case of stock options) then all stock options, restricted stock and restricted stock unit awards accelerate in full. The form of award agreements for the performance share awards shown in the table above provide that in the event that an executive’s employment terminates by reason of death or disability or in the event of a change in control, then all performance share awards accelerate in full assuming performance at target and that in the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted continue to vest over the normal course of time and remain subject to their original performance conditions with the exception of the service requirement.

The executive may exercise vested stock options at any time within one year after the date of death, disability, retirement or a change in control. For these types of terminations, the value in the tables was determined by multiplying the gain using the December 31, 2014 market price

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by the number of unvested shares. For purposes of the equity awards, “normal retirement” means retirement at or after the age of 65 with five years of service, and “early retirement” means retirement at or after the age of 55 with 15 years of service. None of the named executive officers is currently eligible to receive benefits under the “normal retirement” provisions of the equity awards.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations resulting from the following events: voluntary termination by the officer, early retirement, normal retirement, termination for cause, or termination due to disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a termination in connection with a change in control are detailed below.

Amended and Restated Master Senior Executive Severance Plan and Master Senior Executive Change-in-Control Severance Plan

The Amended and Restated Severance Plan and the Change-in-Control Severance Plan provide the Company’s named executive officers (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination” and a “qualifying termination” that occurs within three years following a change in control. A “qualifying termination” is generally defined as involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the named executive officer shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his duties or in the course of his employment with the Company; the conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of his duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means a reduction in base salary or targeted incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

For purposes of the Change-in-Control Plan, “change in control” means: (a) any person who is not presently but becomes the “beneficial owner”, directly or indirectly, of securities of the Company representing 40 percent or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (b) individuals who constituted the Board on February 10, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (including any such directors whose election was so approved), or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board (including such directors whose election was so approved), is for purposes of this clause (b), considered as though he or she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

The severance payments under the Change-in-Control Plan are as follows:

	Qualifying Termination(a)	Change in Control + Qualifying Termination within three years
CEO	2x (annual salary + average MIB payments)	3x (annual salary + average MIB payments)
Executive Vice Presidents	2x (annual salary + average MIB payments)	2x (annual salary + average MIB payments)
Senior Vice Presidents	1x (annual salary + average MIB payments)	1x (annual salary + average MIB payments)

(a)	“Average MIB payments” is the average of the executive’s actual MIB payments over the prior three years.

The Change-in-Control Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

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Health and Welfare Benefits

In the event of a qualifying termination under the Severance Plan or the Change-in-Control Plan, the executive is also eligible for up to six months of Company-paid COBRA.

In the event a named executive officer dies while an active employee, his or her beneficiary will receive four times his or her base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). If the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance; this is not reflected in the tables above.

If an executive becomes disabled (i.e., he or she is not able to perform the material duties of his or her occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts prior to the age of 60, or (b) the length of the disability. For Mr. King, the monthly net benefit is a maximum of $30,000, and for the other named executive officers the monthly net benefit is a maximum of $25,000.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

PEP

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

DCP

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the named executive officers are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Non-Qualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

All perquisites offered to the named executive officers immediately terminate upon the executive’s termination, except for the financial services up to $5,000, which are extended for one year following termination.

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Mittelstaedt (Committee Chair), Mr. Bélingard, Dr. Kong and Mr. Schechter. Prior to 2014 Annual Meeting, the members of the Compensation Committee were Dr. Weikel (Committee Chair) Ms. Anderson, Mr. Bélingard, Mr. Neupert and Mr. Schechter. During the 2014 fiscal year, there are no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2014. All equity compensation plans have been approved by Company shareholders, except in the case of equity compensation plans approved by shareholders of companies acquired by the Company as described in footnote (1) below.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants, and rights A	Weighted-average exercise price of outstanding options, warrants and rights B	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column A) C
Equity compensation plans approved	3,281,401	$81.07	7,495,807(2)
by Company shareholders(1)
Equity compensation plans not	-	-	-
approved by Company shareholders

(1)	Not included in this total are stock option awards from Dynacare, Inc. representing 276,990 shares of underlying Common Stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dynacare, Inc. Amended and Restated Employee Stock Option Plan, which was approved by Dynacare, Inc. shareholders when the plan was initially implemented. At December 31, 2014, there were no options outstanding under this plan. The Company does not intend to issue new awards under this plan.

Also not included in this total are stock option awards from Dianon Systems, Inc., representing 690,116 shares of underlying Common Stock, which were assumed in connection with acquisition transactions by the Company. These options were issued under the Dianon Systems, Inc. 1996 Stock Incentive Plan; the Dianon Systems, Inc. 1999 Stock Incentive Plan; the Dianon Systems, Inc. 2000 Stock Incentive Plan; the Dianon Systems, Inc. 2001 Stock Incentive Plan; and the UroCor Second Amended and Restated 1992 Stock Option Plan, which were approved by the Dianon Systems, Inc., and the UroCor, Inc. shareholders when the plans were initially implemented. At December 31, 2014, there were no options outstanding under these plans. The Company does not intend to issue new awards under these plans.

(2)	Includes 6,104,902 shares available for future issuance under the Laboratory Corporation of America Holdings 2012 Omnibus Incentive Plan and 1,390,905 shares available for future issuance under the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan.

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Proposal Two	Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2011 Annual Meeting of Shareholders, the Company seeks shareholder approval of the Company’s executive compensation (a “Say-on-Pay” vote) on an annual basis.

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Program Overview and Evolution

LabCorp’s executive compensation program, as discussed in the “Compensation Discussion and Analysis” section on page 25 is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

Last year, our annual advisory vote on executive compensation received support from approximately 96% of our shareholders. We are committed to designing a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. We have a practice of regularly seeking feedback from our shareholders and this feedback is incorporated in the Compensation Committee’s annual review of our compensation program. Specific feedback we have received from investors over the past three years has been reflected in the significant evolution of the executive compensation program and compensation best practices. Since 2011, our compensation program has changed considerably, including several key structural changes:

•	We have increased the performance-based shares in the long-term incentive program from 40% in 2011 to 70% in 2014;

•	We have eliminated the use of stock options;

•	We have incorporated a relative total shareholder return (“TSR”) metric into our long-term incentive program; and

•	We have amended the performance metrics in our annual and long-term incentive programs to create stronger alignment with our strategic priorities.

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 25 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Highly performance-based variable compensation. Performance-based compensation comprises a significant part of total compensation, with the percentage of variable or at-risk compensation highest for our CEO;

•	Long-term performance oriented. There is an emphasis on stock-based compensation to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers should vary significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

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In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and those of our shareholders, such as:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual incentive program;

•	Incentive plan goals directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements other than, in 2015, an employment agreement with the CEO of Covance Inc. that will last for approximately 5 months following that acquisition;

•	Limited perquisites;

•	No tax gross-ups;

•	“Double trigger” change-in-control provisions;

•	Performance oriented mix of long-term incentives (performance shares (70 percent of target grant value) and restricted stock units (30 percent of target grant value)) with multi-year vesting;

•	If the Company were to declare dividends, dividends will only be paid to the extent performance shares are earned;

•	Three-year performance measurement period for performance shares; and

•	Comprehensive clawback policy.

Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2015 Proxy Statement, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board recommends that shareholders vote “FOR” the approval of executive compensation.

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Proposal Three	Ratification of Independent Registered Public Accounting Firm

Engagement of PricewaterhouseCoopers LLP

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2015, and the shareholders of the Company are being asked to ratify its appointment. Shareholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by our By-Laws, but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2015; the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the year ended December 31, 2014, the Company’s accounts were audited by PricewaterhouseCoopers. To the knowledge of management and the Audit Committee, in connection with the audit of our financial statements for the year ended December 31, 2014, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the matter in their reports. PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of PricewaterhouseCoopers’ services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2014 and 2013 are described in the table below. All of the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

	2014	2013
Audit Fees(1)	$1,646,000	$1,430,500
Audit Related Fees(2)	$-	$49,750
Tax Fees(3)	$100,000	$21,954
All Other Fees(4)	$1,800	$1,800
TOTAL	$1,747,800	$1,504,004
(1)	Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees include fees incurred for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the years ended December 31, 2014 and December 31, 2013 were primarily for certain accounting consultations.
(3)	Tax Fees for the year ended December 31, 2014 were related to general tax consulting, primarily related to the acquisition of Covance.
(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees for the year ended December 31, 2014 and December 31, 2013 were related to license fees for an accounting research tool.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2015.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee, comprised entirely of non-employee directors, held nine meetings with its independent registered public accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and eight executive sessions with PricewaterhouseCoopers, the Internal Audit Department and the independent directors during 2014. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as such terms are defined under the Listing Standards and SEC rules, and has concluded that each member of its Audit Committee is independent and financially literate in satisfaction of the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson is an “audit committee financial expert” as defined by SEC rules and that she has the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee meets regularly with PricewaterhouseCoopers, management and the Company’s internal auditors. The Audit Committee reviewed the performance and fees of PricewaterhouseCoopers prior to recommending its appointment and met with representatives of PricewaterhouseCoopers to discuss the scope and results of the firm’s audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has discussed with PricewaterhouseCoopers all matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has discussed with PricewaterhouseCoopers its independence and has received its written disclosures and certification confirming its independence, as required by applicable requirements of Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence. PricewaterhouseCoopers, the Company’s internal auditors and the Audit Committee have full access to one another, including regular meetings without management present. On the basis of the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2014 for filing with the SEC.

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers, is compatible with maintaining the accountant’s independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Three: Ratification of Independent Registered Public Accounting Firm.”

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. PricewaterhouseCoopers is responsible for auditing the Company’s financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on (a) management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States; (b) the representations of PricewaterhouseCoopers appearing in its report on the Company’s financial statements; and (c) the representations of management that the internal controls systems are effective.

THE AUDIT COMMITTEE
Kerrii B. Anderson, Chairperson
D. Gary Gilliland
Peter M. Neupert
R. Sanders Williams

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 16, 2015, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director and director nominee of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the named executive officers in the “Summary Compensation Table” set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names. As of March 16, 2015 there were 100,436,307 shares of Common Stock outstanding.

	Amount and Nature of Beneficial
Beneficial Owner	Ownership of Common Stock		Percent of Class
The Vanguard Group, Inc.	6,430,563	(1)	6.40%
100 Vanguard Boulevard
Malvern, PA 19355
BlackRock, Inc.	6,190,420	(2)	6.16%
55 East 52nd Street
New York, NY 10022
Davis Selected Advisors, L.P.	5,928,873	(3)	5.90%
2949 East Elvira Road, Suite 101
Tucson, AZ 85756
David P. King	752,124	(4,5,7,8)	*
Kerrii B. Anderson	28,727	(4,5)	*
Jean-Luc Bélingard	47,956	(4,5)	*
D. Gary Gilliland	1,675	(6)	*
Garheng Kong	2,127		*
Robert E. Mittelstaedt, Jr.	27,099	(4,5)	*
Peter M. Neupert	3,671	(5)	*
Adam H. Schechter	3,237	(5)	*
R. Sanders Williams	12,691	(4,5)	*
James T. Boyle, Jr.	83,120	(4,7)	*
Mark E. Brecher	26,308	(4,7)	*
F. Samuel Eberts III	71,163	(4,7)	*
Glenn E. Eisenberg	2,148		*
William B. Hayes	2,666	(9)	*
All Directors and Executive Officers as a group (18 persons)	1,091,736	(4,5,6,7,8,9)	1.08%

*	Less than 1%
(1)	As reported on Schedule 13G/A filed with the SEC on February 10, 2015, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares. Vanguard has sole voting power with respect to 144,556 shares, sole investment power with respect to 6,292,123 shares and shared investment power with respect to 138,440 shares.
(2)	As reported on Schedule 13G/A filed with the SEC on February 12, 2015, on behalf of Davis Selected Advisors, L.P. (“Davis”). Davis is a registered investment advisor with beneficial ownership of the above listed shares. Davis has sole voting power with respect to 5,533,710 shares and no voting power with respect to 395,163 shares.
(3)	As reported on Schedule 13G/A filed with the SEC on January 26, 2015, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares. BlackRock has sole voting power with respect to 5,063,491 shares.
(4)	Beneficial ownership by directors, the named executive officers and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 16, 2015. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. King—623,733; Ms. Anderson—16,988; Mr. Bélingard—18,530; Mr. Mittelstaedt—16,988; Dr. Williams—7,550; Mr. Boyle—57,000; Dr. Brecher—19,200; Mr. Eberts—50,700; and all directors and Executive Officers as a group—819,355.
(5)	Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Ms. Anderson—600; Mr. Bélingard—600; Mr. Mittelstaedt—600; Mr. Neupert – 192; Mr. Schechter – 94; Dr. Williams—600; and all directors and Executive Officers as a group—2,686.
(6)	Includes restricted stock units that may vest within 60 days of March 16, 2015. The number of restricted stock units included in the table is as follows: Dr. Gilliland—172.
(7)	Includes performance shares related to the 2012 Performance Award vesting March 30, 2015. The number of performance shares included in the table is as follows: Mr. King—8,330; Mr. Boyle—2,666; Dr. Brecher—519; Mr. Eberts—519; and all Executive Officers as a group—15,219.
(8)	Includes 58,519 shares of Common Stock in two grantor retained annuity trusts for the benefit of certain of Mr. King’s family members and for which Mr. King is the annuitant. Mr. King is the trustee of the trust.
(9)	Mr. Hayes’s 2,666 shares are excluded from the number of total shares held by All Directors and Officers as a Group.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it by reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10 percent beneficial owners were timely satisfied except for a Form 4 in respect of the sale of 1,582 shares of common stock by Mr. Boyle on March 3, 2014, which was inadvertently filed late due to administrative error.

OTHER MATTERS

Shareholder Proposals for 2016 Annual Meeting

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2016 Annual Meeting of Shareholders. In order for a proposal to be considered for inclusion in the proxy materials, the shareholder must satisfy the following requirements:

•	the shareholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of the Company’s Common Stock or 1 percent of all Common Stock, and (ii) continue to hold the required number of shares through the date of the 2016 Annual Meeting;

•	the proposal must be submitted in writing to the attention of F. Samuel Eberts III, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, and must be received no earlier than January 14, 2016 and no later than March 14, 2016; and

•	the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, documentary support for a claim of beneficial ownership and a statement that the shareholder intends to continue to hold the shares through the date of the 2016 Annual Meeting.

Holders of Common Stock who wish to have proposals submitted for consideration at future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2014 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of annual reports or proxy statements for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061 with the names in which all accounts are registered.

If you participate in householding and wish to receive a separate copy of the Notice, the 2014 Annual Report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at 6201 15th Avenue Brooklyn, New York, NY 11219 or by telephone at 1-800-937-5449. The Company will deliver the requested documents to you promptly upon your request.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

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Additional Information

A copy of the 2014 Annual Report along with this Proxy Statement has been posted on the Internet, each of which is accessible by following the instructions in the Notice. The 2014 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2014 Annual Report with the SEC on February 26, 2015. The Company will mail without charge, upon written request, a copy of the 2014 Annual Report, excluding exhibits. Please send a written request for a copy to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, or access these materials on the Investors Relations page of the Company’s website at www.labcorp.com.

By Order of the Board of Directors

F. Samuel Eberts III

Secretary

April 3, 2015

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LH2015**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M81049-P59168 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABORATORY CORPORATION OF AMERICA HOLDINGS

The Board of Directors recommends you vote FOR the following proposal:

Nominees:	For	Against	Abstain
1a. Kerrii B. Anderson	☐	☐	☐
1b. Jean-Luc Bélingard	☐	☐	☐
1c. D. Gary Gilliland, M.D., Ph.D.	☐	☐	☐
1d. David P. King	☐	☐	☐
1e. Garheng Kong, M.D., Ph.D.	☐	☐	☐
1f. Robert E. Mittelstaedt, Jr.	☐	☐	☐
1g. Peter M. Neupert	☐	☐	☐
1h. Adam H. Schechter	☐	☐	☐
1i. R. Sanders Williams, M.D.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Laboratory Corporation of America Holdings' independent registered public accounting firm for 2015.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Date and promptly return the card in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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M81050-P59168

STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF LABORATORY CORPORATION OF AMERICA HOLDINGS

To: LABORATORY CORPORATION OF AMERICA HOLDINGS

I appoint F. Samuel Eberts III and Glenn A. Eisenberg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held online at www.virtualshareholdermeeting.com/LH2015 on Wednesday, May 13, 2015 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1, "FOR" Item 2 and "FOR" Item 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

Please sign and date the other side of the card.

(Please fill in the appropriate boxes on the other side.)

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)